PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED APRIL 2, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to Rule §240.14a-12

Eagle Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED APRIL 2, 2026

EAGLE BANCORP, INC.

2026 Proxy Statement

The Annual Meeting of Shareholders
to be held May 14, 2026

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED APRIL 2, 2026
Notice of Meeting:

The 2026 Annual Meeting of Shareholders (including any adjournment, postponement or rescheduling thereof, the "Annual Meeting") of Eagle Bancorp, Inc. (the “Company”) will be held at 10:00 A.M., EDT on Thursday, May 14, 2026 at http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com] for the following purposes:

1.To elect eleven directors to serve until the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
2.To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
3.To approve a non-binding, advisory resolution approving the compensation of our named executive officers.

Shareholders of record as of the close of business on March 19, 2026 are entitled to notice of and to vote at the Annual Meeting.

To attend the virtual Annual Meeting at http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com], please enter the password received in your registration confirmation. Please follow the instructions on your WHITE proxy card, Notice and Access card or voter instruction form for additional information.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your WHITE proxy card in order to ensure the presence of a quorum.

Registered shareholders may vote:
•By Internet: go to https://www.aalvote.com/EGBN;
•By toll-free telephone: call 1 (866) 804-9616; or
•By mail: complete, sign, date and promptly return the enclosed WHITE proxy card in the postage-paid envelope provided.

If your shares are not registered in your name, please see the voting instructions provided by your record holder (typically your broker) on how to vote your shares. You will need additional documentation from your record holder in order to vote in person at the virtual Annual Meeting.

* We have decided to host the Annual Meeting by means of remote communication this year (i.e., a virtual-only meeting), as allowed by applicable law. Note that the decision to proceed with a virtual-only meeting this year does not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings.

By Order of the Board of Directors, Jane E. Cornett, Corporate Secretary [●], 2026

Eagle Bancorp, Inc.	ii	2026 Proxy Statement

Table of Contents

Forward-looking Statements: This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “can,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” “could,” “strive,” “feel” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which, by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. All information is as of the date of this proxy statement. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.
No Incorporation By Reference: Web links throughout this document are provided for reference and convenience only. Information from our website or any other web link included in this document is not incorporated by reference into this proxy statement, unless explicitly stated otherwise.

Eagle Bancorp, Inc.	iii	2026 Proxy Statement

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED APRIL 2, 2026

7500 Old Georgetown Road, 15th Floor
Bethesda, Maryland 20814

The Annual Meeting of Shareholders will be held
on Thursday, May 14, 2026 at 10:00 A.M., EDT

Virtual Meeting Only – No Physical Meeting Location
To The Shareholders of Eagle Bancorp, Inc.
Proxy Statement

This proxy statement and the accompanying WHITE proxy card are being furnished in connection with the solicitation by the Board of Directors of Eagle Bancorp, Inc. of proxies to be voted at the 2026 Annual Meeting of Shareholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) to be held virtually on Thursday, May 14, 2026 at 10:00 A.M., EDT. You may join the Annual Meeting remotely by visiting http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com] and entering in your control number and the password received in your registration confirmation. If you wish to attend the Annual Meeting virtually, you must register in advance by 11:59 P.M., EDT on May 13, 2026. Please see the Q&A section at the end of this proxy statement for more information.
We have decided to host the Annual Meeting by means of remote communication this year (i.e., a virtual-only meeting), as allowed by applicable law. Note that the decision to proceed with a virtual-only meeting this year does not mean we will utilize a virtual-only format or any means of remote communication for future annual meetings. Shareholders may access the Annual Meeting across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tables and cell phones) running the most updated version of applicable software and plugins. We encourage you to log on to the meeting site by 9:30 A.M., EDT on the day of the Annual Meeting to account for any unexpected technical difficulties. For further assistance should you need it, you may email VirtualMeeting@viewproxy.com or call 866-612-8937. Please refer to the Q&A at the end of the document for more details.
This proxy statement and WHITE proxy card are first being sent or given to shareholders of the Company on or about [●], 2026, to shareholders of record as of March 19, 2026 (the "Record Date"). A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which includes our audited financial statements, also accompanies this proxy statement.
In this proxy statement, we refer to (a) Eagle Bancorp, Inc. as the “Company,” “Eagle,” “we,” "our," or “us,” (b) the Company Board of Directors as the “Board” or “Board of Directors” and (c) EagleBank, our wholly owned subsidiary, as “EagleBank” or the “Bank.”

Eagle Bancorp, Inc.	1	2026 Proxy Statement

To ensure that as many shares as possible are represented, we strongly recommend that you vote on the WHITE proxy card in advance of the Annual Meeting, even if you plan to attend remotely. You are being asked to: (i) elect eleven directors for a one year term until the 2027 Annual Meeting of Shareholders (including any adjournment, postponement or rescheduling thereof, the “2027 Annual Meeting”) or until their successors are duly elected and qualified (Proposal 1); (ii) ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2); and (iii) approve a non-binding, advisory resolution approving our named executive officer compensation (Proposal 3). The Board unanimously recommends that you vote FOR each of Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm and FOR Proposals 2 and 3.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR WHITE PROXY CARD OR VOTING INSTRUCTION FORM AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2026.
A copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2025 and our Report to Shareholders is available online at http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com].
This year, we are using the “Notice and Access” method of providing proxy materials to our beneficial shareholders via the Internet instead of mailing printed copies. We believe that this process will provide beneficial shareholders with a convenient and quick way to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025. Also accessible is our Report to Shareholders and an authorization for a proxy to vote your shares. This allows us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, has been mailed to our beneficial shareholders to provide instructions regarding how to access and review all of the proxy materials on the Internet. The Notice and Access card also tells you how to submit your proxy vote via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.
Recent Developments
Your vote will be especially important this year. Diligence Capital Management, LLC (“Diligence Capital”) submitted documents to the Company purporting to provide qualifying and timely notice (the “Purported Notice”) of its intent to nominate three director candidates (collectively, the “Purported Nominees”) for election to the Board and to submit four business proposals for shareholder approval (collectively, the “Purported Proposals”) at the Annual Meeting. The Company has informed Diligence Capital that the Purported Notice is invalid due to its failure to comply with the Company’s Amended and Restated Bylaws (as amended and restated through November 5, 2025, the “Bylaws”) as a result of material omissions and other material deficiencies, including that Diligence Capital is not a shareholder of record and is, therefore, ineligible to submit a notice of its intention to nominate director candidates or submit business proposals at the Annual Meeting.
Accordingly, any director nominations and business proposals made by Diligence Capital will be disregarded, and no proxies voted in favor of the Purported Nominees or the Purported Proposals will be recognized or tabulated at the Annual Meeting. As the Purported Notice will not be recognized as valid under Maryland law, unless otherwise so determined by a court, the WHITE proxy card accompanying this proxy statement does not include the names of the Purported Nominees and the Purported Proposals on a “universal proxy card.”
In addition, the Company believes that Diligence Capital failed to comply with Rule 14a-19 under the Exchange Act. Diligence Capital failed to provide timely and qualifying notice to the Company under Rule 14a‑19(b) of the Exchange Act by failing to provide timely notice with a statement that it intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. As Diligence Capital did not provide notice in accordance with Rule 14a-19(b) of the Exchange Act, the Company believes that Diligence Capital cannot solicit proxies in support of any director nominees other than the Company’s nominees at the Annual Meeting. Therefore, the WHITE proxy card accompanying this proxy statement does not include the names of the Purported Nominees on a “universal proxy card.”

Eagle Bancorp, Inc.	2	2026 Proxy Statement

However, if litigation occurs and the result of such litigation is that the Purported Notice is deemed valid and a court of competent jurisdiction determines that Diligence Capital complied with the Bylaws and with Rule 14a‑19 of the Exchange Act, then the Company will amend the proxy statement and the accompanying WHITE proxy card to reflect that development to comply with the applicable aspects of Schedule 14A and Rule 14a-19 of the Exchange Act. Further, in such scenario, the Company will include the names of the Purported Nominees and the Purported Proposals on a “universal proxy card” and mail a revised proxy statement and such “universal proxy card” to shareholders. In addition, in this scenario, no proxies or votes received on the Company’s previously circulated proxy card would be recognized or tabulated at the Annual Meeting. These proxies would be disregarded. Accordingly, if you vote on the Company’s WHITE proxy card accompanying this proxy statement and the Purported Notice is subsequently deemed valid and Diligence Capital is found to have subsequently complied with Rule 14a-19 of the Exchange Act, then your votes would not be recognized or tabulated and you would have to vote again for your vote to be counted. In such scenario, the Company would potentially need to delay the Annual Meeting to allow time for shareholders to receive and consider the new proxy materials. However, there is currently no litigation pending related to the Purported Notice.
Despite the Board’s determination that the Purported Notice is invalid, you might receive solicitation materials from Diligence Capital, including proxy statements and proxy cards. WE URGE YOU TO VOTE ONLY ON THE WHITE PROXY CARD FOR THE BOARD’S DIRECTOR NOMINEES, TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, DILIGENCE CAPITAL, AND TO NOT SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, DILIGENCE CAPITAL. We are not responsible for the accuracy of any information provided by, or relating to, Diligence Capital, the Purported Nominees or the Purported Proposals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Diligence Capital or any other statements that Diligence Capital or its representatives have made or may otherwise make.
If you vote, or have previously voted, using a proxy card sent to you by, or on behalf of, Diligence Capital for the Annual Meeting, you can revoke it by completing, signing, dating and promptly returning the enclosed WHITE proxy card, by following the instructions provided on the enclosed WHITE proxy card, voting at the Annual Meeting or providing written notice delivered to the Corporate Secretary at the Company’s address listed above. Completing, signing, dating and returning any proxy card that Diligence Capital may send to you, even with instructions to vote “withhold” with respect to the Purported Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s candidates on a WHITE proxy card, as only your latest proxy card or voting instruction form will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their broker, bank or other nominee (collectively, your “broker”) to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions. The Board urges you to complete, sign, date and promptly return only the enclosed WHITE proxy card.
The Board recommends that you vote FOR the Board’s director nominees—Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm.

Eagle Bancorp, Inc.	3	2026 Proxy Statement

About Eagle
Introduction
The Company, headquartered in Bethesda, Maryland, was incorporated under the laws of the State of Maryland on October 28, 1997, to serve as the bank holding company for EagleBank. The Company was formed by a group of local business people and professionals with significant prior experience in community banking in the Company's market area, together with an experienced community bank senior management team.
The Bank operates as a community bank alternative to the super-regional financial institutions, which dominate the Bank’s primary market area, which is the Washington, D.C. metropolitan area. The market is the 7th largest regional economy in the United States. The Bank operates a commercially oriented business model and has expertise in commercial and commercial real estate lending, delivering financial services to small and mid-sized businesses and non-profit organizations. The cornerstone of the Bank’s philosophy is to provide superior, personalized service to its clients. The Bank focuses on relationship banking, providing each client with a number of services, familiarizing itself with, and addressing, client needs in a proactive, personalized fashion. The Bank’s business model allows it to operate a branch light strategy with the expense savings from a smaller branch system being invested in quality, well trained personnel and IT systems delivering convenience and security to our customers. The Company’s capital ratios are well above those required to be considered well capitalized. The Board of Directors is committed to building upon the Company’s 28 years of successful operations by providing oversight of the Bank’s strategy and operations, and aspires to maintain the highest standard of corporate governance.
Our Mission
Our mission is to be the most trusted, experienced and client-centric bank across the Washington, D.C. metropolitan region. We do this through our Relationships FIRST philosophy, putting our customers, communities, employees and shareholders at the forefront of everything we do to deliver the most compelling service and value.
Our Values Put Relationships F•I•R•S•T
•Flexible
We begin our relationships based on our time-tested tradition of listening to our customers, collaborating with colleagues and designing a comprehensive, creative solution that brings value to and appreciation from our customers. We enhance the relationships with empowered ‘YES, We Can’ service and live up to our strong belief that formulas do not make good banking sense, relationships do. We are entrepreneurial – it is our differentiator.
•Involved
We build our relationships by developing a rapport that is based on partnership, mutual respect and a desire to delight. We are unwavering in our commitment to the goals and growth of our customers, colleagues and community through volunteerism. We believe that doing the little extras and staying involved with our customers demonstrates our difference.
•Responsive
We shape our relationships by taking ownership for being ever-responsive, from beginning to end, day in and day out. We understand that reliable, accurate and time-sensitive communication is fundamental to preserving reputation and relationships, internally and externally.

Eagle Bancorp, Inc.	4	2026 Proxy Statement

•Strong
We strengthen our relationships each time we are called upon for our expertise and know-how. We are committed to enhancing our professional knowledge in order to remain credible, current and strong partners with our customers, colleagues and community. Our history of sustaining a well-capitalized and profitable position emphasizes our strength and reinforces our relationships. We believe that having a workforce with a robust mix of thoughts and perspectives only serves to strengthen our role as community builders.
•Trusted
We uphold our relationships with honesty, openness, and reliability. Our actions reflect our values, and underscore our commitment to an inclusive environment. We can be counted on to do the right thing. We understand that underlying a sound, long-lasting relationship is the essential element of trust. Trust can be lost in a moment, so we are vigilant in our actions and words.
Employee Inclusion
We strive toward a powerful and inclusive team of employees, knowing we are better together with our combined wisdom and intellect. With a commitment to equality and inclusion for every employee, we focus on understanding, accepting and valuing the differences among people.
Community Engagement and Responsible Lending
Since its founding, EagleBank has been committed to principles of community engagement, local economic development and responsible lending. The following summary sets forth the activities undertaken by the Bank that reflect its leadership with regards to social and environmental responsibility.
Economic Development Activities
EagleBank is recognized as one of the leading commercial real estate lenders in the Washington D.C. metropolitan area, but we are more than that. We aim to meet the banking and credit needs of all the communities in which we conduct business. Assisting low- and moderate-income individuals and organizations as well as supporting consumers and small businesses in transitional neighborhoods is key to meeting the mission of the Bank.
Affordable Housing: We take a special interest in helping our local communities provide affordable housing.
•In 2025, we announced financing for several projects that provide affordable housing including:
◦502 M St. NW LLC- EagleBank originated a $500,000 loan for the construction of a three-unit affordable multifamily property in Washington D.C. All of the tenants are recipients of the U.S. Department of Housing and Urban Development Housing Assistance Payment Program.
◦South Riding Apartments LLC- EagleBank originated a $2,755,000 loan for the construction of a 52-unit affordable multifamily property in the Loudoun County, Virginia.
•In 2025, the Bank originated six Community Development loans totaling $21,448,850. Three of the loans were provided for affordable housing and one of the loans was to a non-profit organization that provides affordable rental housing and community services to low- or moderate income ("LMI") individuals. The Bank also provided funding for a revitalization project to renovate a school that supports LMI students and families.
Small Business Lending: Small business support has always been a cornerstone of EagleBank’s commitment to the Washington, D.C. metropolitan area.
•We have been a Small Business Administration ("SBA") Lender over the last two decades and provide financing under both the 7a and 504 programs offered by the SBA.

Eagle Bancorp, Inc.	5	2026 Proxy Statement

•We have relationships with state and local governments and government agencies, and have worked with them to develop cooperative economic development programs. With Montgomery County, Maryland we worked to design the Small Business Plus! Program in which the County places deposits in local banks and participating banks commit to make loans to local small businesses. In 2025, EagleBank made 55 loans totaling $217 million in small business loans under this program. Since the inception of the program in 2012, we have made 1,357 loans totaling $1.3 billion in small business loans, excluding loans originated under the SBA's Paycheck Protection Program.
Philanthropy
We believe in giving back and in fostering good corporate citizenship. As a result, we have dedicated resources to the community through the EagleBank Foundation which raises money for breast cancer research and treatment, survivorship and caregiver knowledge, as well as for other cancers.
•Since inception, the EagleBank Foundation has provided over $7.0 million to local hospitals, charities and organizations. This year contributions were distributed to Brem Foundation, Capital Area Food Bank, Children’s Cancer Foundation, Children’s National Hospital Foundation, Driven to Cure, Food and Friends, Holly Cross Health Foundation, Hope Connection for Cancer Support, Shady Grove Adventist Hospital Foundation, Suburban Hospital Foundation, The Children’s Inn at NIH and Washington Hospital Center Foundation.
•In 2025, EagleBank Foundation provided approximately $508 thousand in contributions or sponsorship funding to many civic and non-profit organizations in the Washington, D.C. metropolitan area.
•EagleBank also offers the Matching Gifts Program to support employees in their contributions to worthy causes. In 2025 EagleBank and EagleBank employees donated to 17 non-profit organizations, totaling $11,737 in donations for the year.
•We are committed and proud to promote volunteerism as a way to enrich our communities, build teamwork and enhance the lives of customers and team members throughout the region. In 2025, our employees spent over 1,632 hours supporting 40 organizations throughout Northern Virginia, Suburban Maryland and the District of Columbia.
Opportunity, Education and Employee Development
Human capital management is a critical component of our community engagement programs and a key driver of our Company’s success. EagleBank takes a Total Reward approach in attracting, retaining and rewarding its employees. Our average employee tenure is 6.3 years with 21% of our staff having 10 or more years of service with the Company.
•We provide equal employment opportunity for all persons in regards to hiring, working conditions, compensation, benefits and appointments for advancement and training and development. We partner with and support local veteran, disability and workforce readiness programs.
•Of our total work force, 56% are women and 64% are racial and ethnic minorities as of December 31, 2025.
•We promote professional development by offering an array of on-demand courses, instructor-led courses and resource materials on a number of topics that enable employees to grow personally and professionally, which should benefit their careers. In May 2024, we launched the EagleBank Leadership Institute, which focuses on providing our people managers and future leaders the necessary skills to effectively manage and develop teams.
•Scholarship programs and professional internships have always been a component of the Company’s approach to development. As part of our sponsorship agreement with George Mason University, we provide $70,000 for scholarships and $40,000 for internships to participate in the EagleBank Summer Internship. The internship program is offered by our Commercial and Real Estate Lending Divisions. Students enrolled in these programs assist with lending projects, data and analytical reporting and portfolio management services.

Eagle Bancorp, Inc.	6	2026 Proxy Statement

Compliance and Ethics
Our culture of integrity starts with our Code of Business Conduct and Ethics (the “Code”), which applies to all employees, directors and executive officers of Eagle Bancorp, Inc. and its subsidiaries. In addition, we look to engage with third-parties that share our commitment to our Relationships F-I-R-S-T core values.
•New employees are required to complete training on the Code within 30 days from their date of hire and annually acknowledge the Code and the Business Conduct Ethics and Conflicts of Interest Policy.
•Role-based in-person and online training is provided to advance understanding of regulatory and policy requirements in specific compliance areas such as Regulation O, AML/BSA and Related Party Transactions.
•Our management team is focused on fostering a culture of trust so that employees at every level feel comfortable speaking up about concerns or potential conflicts of interest. To that end the Ethics Office facilitates an annual survey of all employees to disclose potential conflicts of interest and field questions regarding the Code. Employees are strongly encouraged to be proactive in seeking guidance and to promptly contact the Ethics Office with questions regardless of the nature of the matter. Management takes all questions raised seriously and enforces a strict non-retaliation policy.
•All complaints and concerns regarding possible violations of, or non-compliance with, our Code, a policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made directly to the chair of the Audit Committee or by phone or Internet using our confidential hotline at ethicspoint.com.
Corporate Governance
The Company believes that strong corporate governance practices are a critical component of the management of any successful financial institution and are integral to achieving long-term shareholder value. The Board of Directors is committed to conducting business according to the highest standards and oversees management to develop the appropriate policies and practices for the Company’s customer interactions, day-to-day operations and participation as a responsible member of our community. The Board monitors best practices and gathers feedback from multiple sources, including our shareholders, to address this commitment.
Key corporate governance principles include:
•Commitment to corporate governance and sustainable business practices
•Oversight of Company strategy and performance
•Risk oversight by the Board's Risk Committee
•Code of Business Conduct and Ethics
•Corporate Governance Guidelines
•9 of 10 Directors are Independent under stock exchange rules and U.S. Securities and Exchange Commission ("SEC") rules
•Board membership and composition to ensure directors' skills, experience and backgrounds align with the Company's current and future needs
•Active shareholder engagement process
•Board and Committee authority to retain independent advisors
•Executive compensation plans designed to align management with long-term shareholder interests
•Biennial Board and Committee evaluation process
•Annual reviews of Committee charters
•Regular executive session meetings of Independent Directors
•Board participation in CEO, executive officer and key personnel succession planning
•Policy providing for return of incentive compensation (“Clawback Policy”)
•Executive incentive compensation plans include long-term time-vested equity awards and performance-vested equity awards
Critical corporate governance practices that the Company has enacted include:
•Annual election of Board members

Eagle Bancorp, Inc.	7	2026 Proxy Statement

•Plurality voting standard for Director elections (with a resignation policy for Directors who do not receive majority approval in an uncontested election)
•Annual “Say-on-Pay” advisory votes on executive compensation
•No shareholder rights plan (“Poison Pill”)
•Double trigger clause on executive severance change-of-control payments
•Share ownership requirements for Directors and Executive Officers
•Policies prohibiting hedging and short sales and limiting pledging of Company stock
Later sections of this proxy statement provide further details of our corporate governance policies and procedures, our approach to managing risk within the Company, the design of our executive compensation plans and the resulting compensation awarded to each named executive officer. Copies of the Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the Clawback Policy can be found at http://ir.eaglebankcorp.com/govdocs.
Shareholder Engagement
Our Engagement Process
Our Board and management are committed to engaging with our shareholders and soliciting their views and input on performance, corporate governance, executive compensation and other matters.
Year-Round Engagement and Board Reporting. Our management team and certain Board members conduct outreach to shareholders and other stakeholders throughout the year and inform our Board about the issues that matter most to them. In 2025, our engagement efforts included obtaining feedback from institutional shareholders, retail shareholders, proxy advisory firms, consultants and investor relations professionals. Our outreach process is to have direct conversations with shareholders and stakeholders as well as quarterly earnings calls, investor conferences and our annual shareholder meeting. Our publications and communications with shareholders and stakeholders include our Annual Report, Proxy Statement, regular SEC filings, press releases and our corporate web site.
Transparency and Informed Corporate Governance Enhancements. Our Board regularly reviews our corporate governance practices and policies, including our shareholder engagement practices, with an eye toward continual improvement. Shareholder input is shared with our Board, facilitating a dialogue that provides shareholders with insight into our corporate governance practices and informs them of our Company’s enhancement of those practices. In addition to considering shareholder sentiments, our Board reviews the voting results of our annual meetings, the corporate governance practices of our peers and other companies and current trends in corporate governance.
Outreach to Shareholders. We value the opinion of our shareholders and conduct an outreach program to many of our largest shareholders to encourage an open dialogue on executive compensation, corporate governance matters and other topics relevant to our business. As a result of these conversations, we continue to evaluate and update our compensation and corporate governance practices. Greater detail can be found later in this proxy statement in the Compensation Discussion and Analysis section.

Eagle Bancorp, Inc.	8	2026 Proxy Statement

Shareholder Communications
If you wish to communicate with the Board of Directors or an individual director, you can (a) write to Eagle Bancorp, Inc., 7500 Old Georgetown Road 15th Floor, Bethesda, Maryland 20814, Attention: Jane E. Cornett, Corporate Secretary, (b) email jcornett@eaglebankcorp.com, (c) call (301) 986-1800 or (d) go to https://ir.eaglebankcorp.com/corporate-profile/default.aspx and click “Contact Us” in the upper right hand corner. Your letter should indicate that you are a shareholder and whether you own your shares as a registered holder or in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter or a matter related to the ordinary course of conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic.

WRITE	CALL	EMAIL	WEB

Corporate Secretary Eagle Bancorp, Inc. 7500 Old Georgetown Rd, 15th Floor, Bethesda, Maryland 20814	(301) 986-1800	jcornett@eaglebankcorp.com	https://ir.eaglebankcorp.com/corporate-profile/default.aspx click “Contact Us” in the upper right hand corner

Eagle Bancorp, Inc.	9	2026 Proxy Statement

Voting Securities and Principal Shareholders
Ownership of Securities by Directors, Nominees and Officers
The following table sets forth the number and percentage of whole shares of the Company’s common stock, par value $0.01 per share (the “common stock”), beneficially owned by its directors, director nominees and its executive officers whose compensation is disclosed in this proxy statement ("named executive officers" or "NEO's"), and by its directors, director nominees and all executive officers as a group, as of March 19, 2026. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security. Unvested shares of restricted stock (time-vested only) are included in ownership amounts.

Name	Position	Shares		Percent Ownership(1)
Directors and Director Nominees (11)
Matthew D. Brockwell	Director of Company and Bank	46,810		*
Steven J. Freidkin	Director of Company and Bank	48,972		*
Theresa G. LaPlaca	Director of Company and Bank	46,798		*
A. Leslie Ludwig	Director of Company and Bank	60,278	(2)	*
Louis P. “Pete” Mathews Jr.	Director of Company and Bank	19,230		*
Trevor Montano	Director Nominee	45,000	(3)	*
Kristen J. Pederson	Director of Company and Bank	4,536		*
Susan G. Riel	President, Chief Executive Officer and Director of Company and Bank	353,380	(4)	*
James A. Soltesz	Director of Company and Bank	64,616		*
Benjamin M. Soto	Director of Company and Bank	60,644	(5)	*
Theodore A. Wilm	Director of Company and Bank	4,536		*
Other Named Executive Officers (5)
Eric R. Newell	Senior Executive Vice President, Chief Financial Officer of Company	43,007		*
Kevin Geoghegan	Former Executive Vice President of Company & Chief Credit Officer of Bank	—		*
Ryan A. Riel	Senior Executive Vice President of Company, EVP & Chief Real Estate Lending Officer of Bank	46,884		*
Paul Saltzman	Executive Vice President, Chief Legal Officer of Company and Bank	27,626		*
Janice L. Williams	Former Executive Vice President of Company; SEVP, Chief Credit Officer of Bank	—		*
All Director Nominees and Current Executive Officers (15 Persons) (6)		899,947	(6)	2.95%
*Represents less than five percent ownership.
(1)Represents the percentage of 30,495,858 shares issued and outstanding as of March 19, 2026. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.
(2)Includes 250 shares held by Ms. Ludwig’s IRA and 5,000 shares held in trust.
(3)Includes 25,000 shares held by Mr. Montano's IRA.
(4)Includes 58,410 shares held jointly with Ms. Riel’s spouse and 32,135 shares held in trust.
(5)Includes 2,050 shares held jointly with Mr. Soto’s spouse.
(6)Includes additional shares owned by directors, director nominees and current executive officers.

Eagle Bancorp, Inc.	10	2026 Proxy Statement

Beneficial Owners of More than 5% of the Common Stock of the Company
The entities listed in the table below were beneficial owners of 5% or more of the shares of the common stock outstanding as of December 31, 2025, based on information filed with the SEC. Except as set forth below, the Company knows of no other person or persons who may beneficially own in excess of five percent of the common stock.

Name	Address	Shares	Percent of Class
BlackRock, Inc.(1)	50 Hudson Yards, New York, NY 10001	3,989,085	13.14%
North Reef Capital Management(2)	1833 South Coast Highway, Suite 210, Laguna Beach, CA 92651	2,940,000	9.68%
The Vanguard Group(3)	100 Vanguard Boulevard, Malvern, PA 19355	1,872,646	6.17%
State Street Corporation(4)	1 Congress Street, Suite 1, Boston, MA 02114	1,673,755	5.51%
Kenneth Ray Lehman(5)	122 N Gordon Road, Fort Lauderdale, FL 33301	1,535,000	5.06%
(1)Based on Schedule 13F filed on February 12, 2026. The most recent Schedule 13G filed on September 30, 2025 indicates that BlackRock, Inc. has sole voting power with respect to 3,849,421 of these shares, shared voting power with respect to none of these shares, sole dispositive power with respect to 3,913,211 of these shares and shared dispositive power with respect to none of these shares.
(2)Based solely on Schedule 13G filed on February 17, 2026. The most recent Schedule 13G filed on February 17, 2026 indicates that North Reef Capital Management has sole voting power with respect to none of these shares, shared voting power with respect to 2,940,000 of these shares, sole dispositive power with respect to none of these shares and shared dispositive power with respect to 2,940,000 of these shares.
(3)Based on Schedule 13F filed on January 29, 2026. The most recent Schedule 13G filed on June 30, 2025 indicates that The Vanguard Group has sole voting power with respect to none of these shares, shared voting power with respect to 47,739 of these shares, sole dispositive power with respect to 2,051,347 of these shares and shared dispositive power with respect to 79,191 of these shares.
(4)Based on Schedule 13F filed on February 13, 2026. The most recent Schedule 13G filed on December 31, 2024 indicates that State Street Corporation has sole voting power with respect to none of these shares, shared voting power with respect to 191,759 of these shares, sole dispositive power with respect to none of these shares and shared dispositive power with respect to 1,645,831 of these shares.
(5)Based solely on Schedule 13G filed on June 27, 2025. The most recent Schedule 13G filed on June 27, 2025 indicates that Kenneth Ray Lehman has sole voting power with respect to 1,535,000 of these shares, shared voting power with respect to none of these shares, sole dispositive power with respect to 1,535,000 of these shares and shared dispositive power with respect to none of these shares.
Executive Officers Who Are Not Directors
Set forth below is certain information regarding persons who are executive officers of the Company and who are not directors of the Company. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.
Evelyn K. Lee
Ms. Lee, 47, is Executive Vice President and Chief Commercial and Industrial ("C&I") Lending Officer of the Bank, and Executive Vice President of the Company. She joined the Bank in September 2024 and is responsible for overseeing all lending production and portfolio management activities within the C&I Lending Division, a significant strategic growth area for EagleBank. Prior to her current role, Ms. Lee was EVP and Regional President for Greater Washington & Maryland Region at Truist Financial Corporation ("Truist"), a purpose-driven financial services company. She assumed this position in December 2019, upon the closing of the merger of equals between BB&T Corporation and SunTrust Banks, Inc. ("SunTrust"). In this role, Ms. Lee was the company’s senior leader in the market responsible for delivering the full complement of the company’s services to all clients in the area and directing the corporate and commercial businesses. Before Truist, Ms. Lee had been with SunTrust for 20 years and was Head of Senior Housing for the wholesale banking practice where she built and led a team of bankers who covered national clients in the senior living and skilled nursing sectors. Ms. Lee is currently a Board Member of Goodwill of Greater Washington, United Way of the National Capital Area, Ingenuity Prep, and JK Community Farms. Ms. Lee graduated magna cum laude from William & Mary.

Eagle Bancorp, Inc.	11	2026 Proxy Statement

Eric R. Newell
Mr. Newell, 46, is Senior Executive Vice President and Chief Financial Officer of the Company. He joined the Company as an Executive Vice President in September 2023 and was promoted to Senior Executive Vice President, maintaining his responsibility for the Company's Finance function, in February 2025. Mr. Newell has direct reporting oversight of the Chief Financial Officer of EagleBank, the Chief Credit Officer, the Chief Risk Officer, and the Chief Marketing Officer. Prior to joining the Company, Mr. Newell was the Executive Vice President & Chief Financial Officer at Equity Bancshares (NYSE:EQBK) ("Equity") since April 2020 until September 2023, a $5.1 billion community bank headquartered in Wichita, Kansas. During that tenure, Mr. Newell led and oversaw the finance, information technology, and loan, deposit, and payment operations teams. Before Equity, Mr. Newell was the Chief Financial Officer of United Financial Bancorp, Inc (Nasdaq:UBNK), a $7.1 billion commercial bank based in Hartford, CT, from November 2013 until its sale to Peoples United Bank in October 2019. Earlier roles include AllianceBernstein L.P., Fitch Ratings, Inc., and the Federal Deposit Insurance Corporation. Mr. Newell earned his Certified Financial Analyst designation in 2009, a Masters of Science in Business Analytics from Northeastern University, and a Bachelor of Science in Business Administration with a concentration in Finance & Marketing also earned from Northeastern University in Boston, MA.
Ryan A. Riel
Mr. Riel, 48, is Senior Executive Vice President and Chief Real Estate Lending Officer. Mr. Riel joined the Company in 2001 and has served in positions of increasing responsibility at the Bank, including credit analyst, relationship manager, team leader, group leader, and senior market executive. Mr. Riel was appointed Senior Market Executive in April 2018 and assumed the role of Chief Real Estate Lending Officer in July 2020. He was promoted to Senior Executive Vice President in February 2025. In addition to being responsible for Commercial Real Estate deposit and lending activities, Mr. Riel also oversees branch operations, small business lending, operations, and technology at the Bank. Mr. Riel is the Chairman of the EagleBank Foundation and is on the Board for George Mason University Center for Real Estate Entrepreneurship. He is a current Trustee for The Children's Inn at NIH (the "Inn") and previously served on the Board of Directors at the Inn for ten years. He earned a Bachelor's Degree in Economics from West Virginia University.
Paul Saltzman, Esquire
Mr. Saltzman, 65, is Executive Vice President and Chief Legal Officer. He joined the Company in January 2020 as the Chief Legal Officer. He is responsible for the Ethics Office and all legal and litigation matters at the Bank. Mr. Saltzman was a Partner in the Banking and Financial Institutions Advisory Practice at White & Case and Vice Chairman at Deutsche Bank, where he initially helped lead capital stress testing and regulatory remediation and then led the payments and transaction banking business in the Americas region. Prior to that Mr. Saltzman was President of The Clearing House Association (now BPI), leading the banking industry’s lobbying efforts during the implementation of Dodd-Frank reforms, as well as serving as General Counsel of the affiliated Clearing House Payments Company, which owns and operates the nation’s payments infrastructure. He holds a B.A. from Clark University, Phi Beta Kappa, and a J.D. from Boston University School of Law. He has over 40 years of experience in the financial services industry.

Eagle Bancorp, Inc.	12	2026 Proxy Statement

Pay versus Performance
The following tables and graphs illustrate the relationship between "compensation actually paid" for the CEO (the Principal Executive Officer, or PEO) and the average of the other NEOs' as compared to the Total Shareholder Return (TSR) of the Company, the TSR of the KBW Nasdaq Regional Bank Index, the Company's net income, and the Company's diluted earnings per share.
The performance measures shown in the following table are net income, as required by the SEC, and diluted earnings per share, a metric selected by the Company as the most important financial measure to link compensation to company performance for the most recently completed year.

Year	Summary Compen-sation Table Total for PEO	Compen-sation Actually Paid to PEO	Average Summary Compen-sation Table Total for Non-PEO Named Executive Officers(1)	Average Compen-sation Actually Paid to Non-PEO Named Executive Officers(1)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Earnings per Share (diluted)
					Total Shareholder Return	Peer Group(2)
2025	$3,249,643	$2,126,223	$908,428	$632,454	$63	$153	$(138.1)	$(4.55)
2024	$3,063,169	$2,034,755	$1,266,665	$1,177,595	$75	$143	$(47.0)	$(1.56)
2023	$3,191,637	$1,250,569	$1,069,067	$746,812	$81	$127	$100.5	$3.31
2022	$4,418,281	$3,272,186	$1,853,466	$1,606,230	$113	$127	$140.9	$4.39
2021	$5,491,034	$6,808,025	$1,960,009	$2,559,884	$145	$137	$176.7	$5.52
(1)In 2025, includes Messrs. Pozez, Newell, Geoghegan, Riel, Saltzman, and Ms. Williams. In 2024, includes Messrs. Pozez, Newell, Riel, Ms. Williams and Ms. Lee. In 2023, includes Messrs. Pozez, Newell, Levingston, Marquez, Riel and Rheaume and Ms. Williams. In 2022 and 2021, includes Messrs. Pozez, Levingston, Marquez and Rheaume and Ms. Williams.
(2)Peer group is the KBW Nasdaq Regional Bank Index, which is the peer group used for our performance graph in our December 31, 2025 Annual Report on Form 10-K.

Eagle Bancorp, Inc.	13	2026 Proxy Statement

To calculate Compensation Actually Paid (CAP) for the PEO and the Average of the non-PEOs, the following adjustments were made to SCT total compensation, calculated in accordance with Item 402(v) of Regulation S-K for determining CAP for each year shown:

Pay versus Performance Adjustment	PEO
	2025	2024	2023	2022	2021
SCT Total Compensation	$3,249,643	$3,063,169	$3,191,637	$4,418,281	$5,491,034
Less: Change in Pension Value	(1,505)	—	—	(7,039)	(219)
Add: Actuarially Determined Service Cost	(85,830)	(87,807)	(103,359)	(72,645)	(85,621)
Less: Values Reported in the SCT for Stock Awards Granted in the Covered Year	(2,110,823)	(2,017,169)	(2,194,859)	(1,902,462)	(1,903,140)
Add: Fair Values of the Stock Awards Granted in the Covered Year	1,886,904	2,148,070	1,473,546	1,479,957	2,309,113
Change in Fair Value of Unvested Stock Award from Prior Years	(612,212)	(737,771)	(827,708)	(690,887)	816,273
Change in Fair Value of Unvested Stock Award from Prior Years that Vest in Covered Year	(11,640)	(78,141)	(364,006)	15,968	144,812
Less: Fair Value of Stock Awards Forfeited During the Covered Year	(216,299)	(326,086)	—	(32,554)	(7,228)
Add: Dividends on Stock Award in the Covered Fiscal Year Before Vesting Date	27,985	70,490	75,318	63,567	43,001
Compensation Actually Paid	$2,126,223	$2,034,755	$1,250,569	$3,272,186	$6,808,025

Pay versus Performance Adjustment	Average of Non-PEO NEOs
	2025	2024	2023	2022	2021
SCT Total Compensation	$908,428	$1,266,665	$1,069,067	$1,853,466	$1,960,009
Less: Change in Pension Value	(5,266)	1,080	(55,763)	(86,333)	(75,121)
Add: Actuarially Determined Service Cost	(7,230)	(9,051)	40,789	70,066	62,576
Less: Values Reported in the SCT for Stock Awards Granted in the Covered Year	(382,714)	(584,494)	(392,149)	(395,991)	(404,079)
Add: Fair Values of the Stock Awards Granted in the Covered Year	342,115	621,913	232,362	308,045	490,275
Change in Fair Value of Unvested Stock Award from Prior Years	(124,049)	(76,931)	(99,935)	(156,331)	404,948
Change in Fair Value of Unvested Stock Award from Prior Years that Vest in Covered Year	(25,320)	(34,129)	(61,501)	11,792	100,865
Less: Fair Value of Stock Awards Forfeited During the Covered Year	(78,360)	(21,625)	—	(16,440)	(3,345)
Add: Dividends on Stock Award in the Covered Fiscal Year Before Vesting Date	4,850	14,167	13,942	17,956	23,756
Compensation Actually Paid	$632,454	$1,177,595	$746,812	$1,606,230	$2,559,884

Eagle Bancorp, Inc.	14	2026 Proxy Statement

The following is a list of the most important financial measures, along with Earnings Per Share, used for the most recent fiscal year to link compensation actually paid to the PEO and Non-PEO named executive officers:

•Net income	•Net interest margin
•Earnings per share	•Relative return on average assets
•Average loans	•Relative total shareholder return
•Efficiency
The following charts show compensation actually paid relative to financial measures.

(1)For the year 2024, goodwill impairment of $104.1 million was recorded leading to a net income of $(47.0) and a diluted earnings per share (EPS) of $(1.56).

Eagle Bancorp, Inc.	15	2026 Proxy Statement

Proposal 1: Election of Directors
The Board of Directors has nominated eleven persons for election as directors at the Annual Meeting, for a term until the 2027 Annual Meeting or until their successors have been elected and qualified. Should such nominees be elected as directors, the following would reflect the composition of our Board:
•Average age of independent directors: 62 years
•Independent directors: 91% of Board
•Board refreshment: 4 new directors in last two years
•Directors identifying as women: 36%
•Directors identifying as racial and ethnic minorities: 18%

Eagle Bancorp, Inc.	16	2026 Proxy Statement

We are presenting for election by the shareholders the following eleven nominees to our Board of Directors. We are proud of our Board members and the breadth of experience found in the group.

Name	Age	Director Since(1)	Independent	Principal Occupation	Current Committee Memberships
Matthew D. Brockwell	64	2019	Yes	Retired Chief Financial Officer of the University of Oklahoma and Retired Partner at PwC	Audit (Chair), Governance & Nominating, and Technology Oversight
Steven J. Freidkin	42	2021	Yes	CEO and Founder of Ntiva	Technology Oversight (Chair) and Audit
Theresa G. LaPlaca	66	2019	Yes	Founder & President – TLP Leadership Advisory Services	Risk (Chair) and Audit
A. Leslie Ludwig	64	2019	Yes	Co-founder – L&L Advisors	Compensation (Chair) and Governance & Nominating
Louis P. “Pete” Mathews Jr.	69	2024	Yes	Retired Senior Executive Vice President of M&T Bank	Governance & Nominating (Chair) and Risk
Trevor Montano	47	N/A	Yes	Founder and Managing Member of West Potomac Capital LLC	N/A
Kristen J. Pederson	62	2025	Yes	Retired Partner at EY	Governance & Nominating and Compensation
Susan G. Riel	76	2017	No	President & CEO – Eagle Bancorp and EagleBank	Risk and Technology Oversight
James A. Soltesz	71	2019	Yes	CEO – Soltesz, Inc.	Compensation
Benjamin M. Soto	57	2019	Yes	Principal of Premium Title and Escrow, LLC	Compensation and Risk
Theodore A. Wilm	64	2025	Yes	Retired Partner at PwC	Audit and Risk
(1)The following directors have each served as a member of the Board of Directors of the Bank concurrent with their service on the Company Board: Mr. Brockwell; Mr. Freidkin; Ms. LaPlaca; Mr. Mathews; Ms. Pederson; and Mr. Wilm. Ms. Ludwig has served as a member of the Bank Board since 2017; Ms. Riel has served as a member of the Bank Board since 2018; Mr. Soltesz has served as a member of the Bank Board since 2007; and Mr. Soto has served as a member of the Bank Board since 2006. If elected, Mr. Montano will serve on both the Board of Directors of the Bank and the Board of Directors of the Company.
Each of the nominees for election as a director, except Trevor Montano, currently serves as a member of the Board of Directors of the Company and as a member of the Board of Directors of the Bank; if elected, each nominee will serve

Eagle Bancorp, Inc.	17	2026 Proxy Statement

as a member of both the Board of Directors of the Company and the Board of Directors of the Bank. Each nominee has indicated a willingness to serve if elected. If any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the person named as proxy. However, we have no present reason to believe that any nominee will be unable to serve as a director, if elected. Because the vote on Proposal 1 relates to the re‑election of incumbent directors, each of the nominees has an interest in the outcome of this vote.
The rules of The Nasdaq Stock Market (“Nasdaq”) require that a majority of the members of the Board be “independent directors.” The Governance & Nominating Committee has determined that each director and nominee for election as director, other than Ms. Riel, is an “independent director” as that term is defined in Rule 5605(a)(2) of the Nasdaq Rules. The Board has also considered whether the members of the Audit, Compensation and Governance & Nominating Committees are independent under the heightened standards of independence required by Sections 5605(c)(2)(A) and 5605(d)(2)(A), respectively, of the Nasdaq Rules, and has determined that they are. Additionally, each of the persons who served on the Board of Directors during fiscal year 2025 was independent within the meaning of Rule 5605(a)(2), other than former Executive Chair, Norman R. Pozez, who did not stand for re-election at the Company's 2025 Annual Meeting of Shareholders (the "2025 Annual Meeting"), and Ms. Riel. In making these determinations, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, the arrangements that are disclosed under “Certain Relationships and Related Party Transactions” in this proxy statement, and the compensation arrangements described under “Director Compensation.”
As required under applicable Nasdaq listing standards, our independent directors meet in executive sessions at which only independent directors are present.
Set forth below is information concerning the nominees for election as directors. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years. Each of the nominees, except Mr. Montano, also currently serves as a director of the Bank as it is the Company’s policy to have the same members on the boards of the Company and the Bank.
Vote Required and Board Recommendation
Directors are elected by a plurality of the votes cast. Accordingly, the withholding of votes and “broker non-votes,” if any, will have no effect on the outcome of the vote on Proposal 1.
Proposal 1: The Board of Directors recommends that shareholders vote FOR each of Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm for election as directors.
Nominees for the Board of Directors
Matthew D. Brockwell - (Retired) SENIOR VICE PRESIDENT & CFO, THE UNIVERSITY OF OKLAHOMA
Matthew Brockwell is the former Chief Financial Officer of the University of Oklahoma ("OU"), where, beginning in December 2021, he was responsible for all aspects of the University’s financial management as well as risk management, information technology, and human resources. Prior to his role at OU, Mr. Brockwell was a CPA and spent 21 years as a Financial Services Audit Partner with PricewaterhouseCoopers LLP ("PwC"). There he held leadership roles in PwC’s US Financial Services practice. He has over 36 years of experience working with financial services firms in the US and abroad. His practice included both SEC registered and privately held companies, as well as both foreign and US financial regulators. Mr. Brockwell obtained a B.A. from the University of Oklahoma, an MBA from the Columbia Graduate School of Business and attended the Stonier Graduate School of Banking. The Board believes Mr. Brockwell's extensive financial management, risk management and audit experience, including over 36 years working with financial services firms and 21 years as a Financial Services Audit Partner at PwC, qualify him to be on the Board.

Eagle Bancorp, Inc.	18	2026 Proxy Statement

Steven J. Freidkin - CEO AND FOUNDER OF NTIVA, INC.
Steven Freidkin has over 25 years of experience in the field of IT and is the CEO and founder of Ntiva, Inc., a full-service technology firm offering managed IT services and support, including cyber security services and advanced IT consulting. Founded in 2004, Ntiva now has over 450 employees who serve over 1,400 clients. Mr. Freidkin, an alumnus of the Robert H. Smith School of Business at the University of Maryland, has led Ntiva through two successful partnership transactions as well as more than a dozen acquisitions. Mr. Freidkin works with Ntiva clients to align their growth efforts with efficient, secure technology creating an environment for businesses to thrive. Mr. Freidkin's philanthropic work and charitable giving have all focused on helping people and their businesses. He is an active member on a multitude of boards and organizations including Young Presidents Organization (YPO), Capital Camps & Retreat Center and American Friends of the Hebrew University. The Board believes Mr. Freidkin's significant experience in information technology, cybersecurity and business leadership, as well as his entrepreneurial expertise and experience leading successful M&A transactions, qualify him to be on the Board.
Theresa G. LaPlaca - FOUNDER & PRESIDENT OF TLP LEADERSHIP ADVISORY SERVICES, LLC
Theresa G. LaPlaca is a Leadership Coach for TLP Leadership Advisory Services, a firm she founded after her retirement as an Executive Vice President at Wells Fargo & Company. Prior to her retirement in 2019, she was the Executive Vice President and Head of the Conduct Risk Management Group and a member of the Management Committee at Wells Fargo. Prior to that she was the Chief Financial Officer of Wells Fargo’s Wealth and Investment Management businesses. Ms. LaPlaca previously served as the Chief Financial Officer for CitiStreets Retirement Services Division. She is a past member of the Queens University of Arts Advisory Board and previously served as a Board Director and Treasurer of the Nevins Foundation and the St. Anthony Foundation of Charlotte. Ms. LaPlaca obtained a Bachelors in Education from Shenandoah University. The Board believes Ms. LaPlaca's background in financial services, including her leadership roles in risk management and as a chief financial officer at major financial institutions, qualify her to be on the Board.
A. Leslie Ludwig - CO-FOUNDER OF L&L ADVISORS
A. Leslie Ludwig is the co-founder of L&L Advisors, a commercial real estate consulting firm, and a retired Partner and Chairperson of the Management Committee at JBG Smith (formerly The JBG Companies), where she oversaw the Finance, Accounting, Human Resources, Investor Relations, Insurance and Marketing functions. In 2012, Ms. Ludwig started a women's initiative at The JBG Companies to lead diversity efforts for the company. Ms. Ludwig serves on the board of the Frostburg State University Foundation and was formerly a member of CREW (Commercial Real Estate Women), on the Investment Advisory Committee for the National Multifamily Housing Corporation, the Virginia Tech Real Estate Industry Advisory Board and the Advisory Board of CREW. Ms. Ludwig obtained a B.A. from Frostburg State University. The Board believes Ms. Ludwig's broad experience in finance, accounting and corporate management, as well as her leadership experience in the commercial real estate industry, qualify her to be on the Board.
Louis P. "Pete" Mathews Jr. - (Retired) SENIOR EXECUTIVE VICE PRESIDENT OF M&T BANK
Pete Mathews is a former Senior Executive Vice President at M&T Bank. At the time of his retirement in 2022, he was the Senior Deputy Credit Officer overseeing the Commercial Credit teams supporting the bank’s Commercial Lending and Commercial Real Estate segments. Before that, he was the Deputy Credit Officer in charge of the Commercial Real Estate Credit group. He began his career over 45 years ago at First National Bank of Maryland in the Retail Branch Management Program. Thereafter he maintained various Relationship Manager and Team Leader roles within commercial and commercial real estate lending. At the time that First National Bank of Maryland (or Allfirst Bank, as it later came to be known) merged with M&T Bank in 2003, Mr. Mathews was in charge of the Commercial Real Estate Division. He ran the Mid-Atlantic CRE unit for M&T until becoming the bank’s Senior Real Estate Credit Officer in 2005. Mr. Matthews currently serves on the Board of Catholic Charities of Baltimore and chairs the Board of Healthy Neighborhoods, Inc. After over 20 years of service he retired last year as Treasurer and former Board Governance Chair for Business Volunteers Maryland. Mr. Mathews obtained a Bachelor of Arts in American History from Princeton University. The Board believes Mr. Mathews's over 45 years of banking experience, including his extensive credit risk management expertise and leadership in commercial and commercial real estate lending, qualify him to be on the Board.

Eagle Bancorp, Inc.	19	2026 Proxy Statement

Trevor Montano - FOUNDER AND MANAGING MEMBER OF WEST POTOMAC CAPITAL LLC
Trevor Montano is the Founder and Managing Member of West Potomac Capital LLC, an investment management firm focused on financial services and business services based in the Washington, D.C. area. Mr. Montano has over 20 years of experience in investment banking and portfolio management. From 2014 to 2017, he served as Chief Investment Officer at the U.S. Department of the Treasury, where he managed a portfolio of approximately $5 billion in financial institution investments made under the Troubled Asset Relief Program. Mr. Montano has completed more than 30 strategic M&A and capital raising transactions totaling over $35 billion in transaction value. In January 2026, Virginia Governor Abigail Spanberger appointed Mr. Montano to the George Mason University Board of Visitors. Mr. Montano holds an MBA from Columbia Business School and a B.S. in Accounting from George Mason University. He is a Chartered Financial Analyst and a member of the Economic Club of Washington, D.C. and the Council on Foreign Relations. Mr. Montano currently serves as a Board Director of Blue Ridge Bankshares, Inc., where he is a member of the Compensation and Enterprise Risk Management Committees. The Board believes Mr. Montano's extensive investment banking and M&A experience, financial institution investing expertise, public service managing U.S. Government investments in banks, and his deep ties to the community, qualify him to be on the Board
Kristen J. Pederson - (Retired) PARTNER AT ERNST & YOUNG
Kris Pederson is a former partner at EY, where she worked from November 2014 to December 2024. Over the course of Ms. Pederson’s career, she has managed businesses, global strategies, and P&Ls at EY, IBM, and PricewaterhouseCoopers (PwC). She holds board positions with SOBR Safe (Nasdaq: SOBR) as the Nomination and Governance Chair, the National Football League Alumni Association as Audit Chair, the National Association of Corporate Directors Colorado, and the Nasdaq Center for Board Governance. She also previously served on the Board of Great Western Bank on the Audit Committee and participated in the Bank’s Initial Public Offering, Windward Reports, and the Harvard Business School Alumni Board. The Board believes Ms. Pederson's audit, accounting and corporate governance experience, including her public company board service and her experience with financial institutions, qualify her to be on the Board.
Susan G. Riel - CHIEF EXECUTIVE OFFICER & PRESIDENT OF EAGLE BANCORP, INC. AND EAGLEBANK
Susan Riel is, Chief Executive Officer and President of the Company and Bank. She is responsible for leading the Bank’s overall growth strategies and enhancing shareholder value. Prior to being named CEO in 2019, Ms. Riel was Senior Executive Vice President and Chief Operating Officer of the Bank, and Executive Vice President of the Company. Ms. Riel has been with the Company since 1998, and has been a member of the Company Board of Directors since 2017 and the Bank Board since 2018. Ms. Riel serves on the Innovation Committee for George Mason University. In addition, Ms. Riel is also a Board member of the EagleBank Foundation. The Board believes Ms. Riel's deep experience with the Company and Bank, her institutional knowledge, and her proven leadership in banking operations and strategic growth qualify her to be on the Board.
James A. Soltesz - CHIEF EXECUTIVE OFFICER OF SOLTESZ, INC.
James Soltesz has served as Chief Executive Officer of Soltesz, Inc., an engineering and consulting firm, since 2000. Mr. Soltesz serves on the Board of Directors of the Montgomery County Economic Development Corporation. He formerly served on the Board of Trustees of Georgetown Preparatory School, Mater Dei School, as a Life Director of the Maryland-National Capital Area Building Industry Association, the Catholic Charities Foundation, and the Maryland Economic Development Corporation (MEDCO). Mr. Soltesz also chaired the Montgomery County Executive Business Advisory Board, and has served as a director of the Bank since 2007. Mr. Soltesz holds an M.B.A. from the University of Cincinnati, an M.S. in Civil Engineering from Georgia Institute of Technology and a B.S. in Civil Engineering from Purdue University. The Board believes Mr. Soltesz's business leadership experience, his knowledge of the commercial real estate and development industries and his extensive and meaningful ties to the community qualify him to be on the Board.
Benjamin M. Soto - PRINCIPAL OF PREMIUM TITLE & ESCROW, LLC
Benjamin Soto is a real estate transactions attorney and principal of Premium Title and Escrow, LLC, a Washington, D.C.-based full service title company providing commercial and residential real estate closings in DC, MD and VA, which Mr. Soto founded in 2002. He is also the owner of Paramount Development, LLC, established by Mr. Soto in 2007, which is focused on the acquisition and ground up development of commercial buildings and hotels in Washington, D.C. He is a former board member of the National Bar Association, and the DC Sports and Entertainment Commission, and a former Vice-Chair of the DC Board of Real Property Assessment and Appeals. Mr.

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Soto is a Board Director of the DC Chamber of Commerce, the DC Public Education Fund and the National Foundation for Affordable Housing Solutions. Mr. Soto has served as a Director of the Bank since 2006. Mr. Soto earned a B.S. in Finance & Administration from the American University and a JD from the Washington College of Law. The Board believes Mr. Soto's legal expertise, his experience in real estate transactions and development and his longstanding and active community involvement qualify him to be on the Board.
Theodore A. Wilm - (Retired) PARTNER AT PRICEWATERHOUSECOOPERS
Ted Wilm enjoyed a 38-year career at PwC, serving many of the firm's largest asset management and financial services clients. He also served as the office managing partner of PwC's Irvine, California office and co-managed the firm's Southwest operations. Mr. Wilm was the audit committee chair of California Bancorp, and its operating subsidiary, California Bank of Commerce, until their merger with the Bank of Southern California in July 2024. He also holds leadership positions with the Corporate Directors Roundtable and the Forum for Corporate Directors in Orange County, California. The Board believes Mr. Wilm's 38-year career at PwC serving asset management and financial services clients, his audit and corporate governance expertise and his prior service as an audit committee chair of a financial institution qualify him to be on the Board.
Director Skills and Qualifications

Experience	Other Public Company	Leadership	Accounting / Finance	Audit Committee Financial Expert Eligible	Mergers & Acquisitions	Commercial Real Estate	Compen-sation	Risk Manage-ment	Info. Tech.
Matthew D. Brockwell		✓	✓	✓	✓			✓
Steven J. Freidkin		✓			✓			✓	✓
Theresa G. LaPlaca	✓	✓	✓	✓	✓			✓
A. Leslie Ludwig		✓	✓			✓	✓	✓
Louis P. Mathews Jr.	✓	✓			✓	✓		✓
Trevor Montano	✓	✓	✓	✓	✓	✓	✓	✓
Kristen J. Pederson	✓	✓	✓	✓	✓		✓		✓
Susan G. Riel	✓	✓			✓		✓	✓
James A. Soltesz		✓				✓	✓
Benjamin M. Soto		✓	✓		✓	✓	✓		✓
Theodore A. Wilm	✓	✓	✓	✓	✓		✓	✓	✓
Board Leadership Structure
The Company structures its Board leadership consistent with the interests of the Company and its shareholders, and consistent with a culture of corporate trust, integrity, confidence and overall transparency. The composition of the Board of Directors of the Company and Board of Directors of the Bank, two separate governance structures, are identical.
Chair - As Chair, Mr. Soltesz has significant core responsibilities including:
•Chairs Board meetings
•Chairs the Annual Meeting of Shareholders
•Guides discussions at Board meetings and encourages director participation and input

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•Engages with directors between Board meetings to further identify items for consideration
•Sets Board meeting schedules and agendas in consultation with the Chief Legal Officer ("CLO") and Corporate Secretary
•Meets frequently with clients and shareholders and communicates necessary feedback to the Board and management
Board Committees - The Board maintains five standing committees at the Company level in connection with the discharge of its duties. These committees and the Committee Chairs are as follows:

Name	Committee Chair
Matthew D. Brockwell	Audit
Leslie Ludwig	Compensation
Louis P. Mathews Jr.	Governance & Nominating
Theresa G. LaPlaca	Risk
Steven Freidkin	Technology Oversight
The Company will continue to evaluate its structure and practices to maintain the highest standards of corporate governance.
Board and Committee Oversight of Risk
One of the many duties of the Board is to oversee the Company’s risk management policies and practices to ensure that the appropriate risk management systems are designed and operate effectively throughout the Company. The Company faces a broad array of risks, including but not limited to credit, interest rate/market, liquidity, operational, technology, compliance/regulatory, legal, human capital, reputational and strategic risks. The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company’s and Bank’s risk oversight activities. These Directors, working through several chartered committees of the Company Board, including the Risk Committee, with the assistance of chartered management committees, review and approve critical policies of the Company and Bank. The Boards of Directors regularly review reports from the Board and management committees of the Company and Bank. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board or Committee	Risk Oversight
Board of Directors
•Monitors overall corporate performance, including financial results, the integrity of financial and other controls, and the effectiveness of the Company’s legal, credit, compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts.
•Oversees management’s implementation and utilization of appropriate risk management policies and systems at all levels of the Company.
•Reviews risks in the context of the Company’s annual strategic planning and the annual budget review.
•Receives reports from management on, and routinely considers, critical risk topics, including: operational, financial, regulatory, strategic, security, human capital, legal, reputational, and technology/cybersecurity, as well as emerging risks that might affect the Company.

Audit Committee
•Assists the Board in fulfilling its oversight of financial risk exposures and implementation and effectiveness of the Company’s compliance with legal and regulatory requirements, disclosure controls, policies and programs.
•Oversees qualifications, performance and independence of our Company's independent registered public accounting firm.
•Oversees performance of the Company's Internal Audit function and the Chief Audit Executive, and reviews reports from the Chief Audit Executive.
•Reviews Quarterly Financial Statements and approves Annual Reporting to the SEC on Form 10-K and Quarterly Reporting to the SEC on Form 10-Q.
•Monitors compliance with the Code of Business Conduct and Ethics and Related Party Transactions Policy.
•Reports its discussions to the Board for consideration and action when appropriate.

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Board or Committee	Risk Oversight
Compensation Committee
•Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s compensation programs and practices.
•Reviews the design and goals of the Company’s compensation programs and practices in the context of possible risks to the Company’s financial and reputational well-being.
•Determines compensation (cash and non-cash) of non-employee directors.
•Reviews the Company’s strategies and supporting processes of leadership development and executive retention.
•Reviews, discusses and recommends for inclusion in the Company’s proxy statement, the Compensation Disclosure and Analysis and the Compensation Committee Report.
•Approves all incentive programs, including Senior Executive Incentive Plan (“SEIP”), Long Term Incentive Plan (“LTIP”), and Executive Officer compensation and benefits other than as to the Chief Executive Officer.
•Reviews and recommends to the Board for approval the compensation of the Chief Executive Officer.
•Approves compensation and benefits for Related Parties and employee with the title of executive vice president and above.
•Reports its discussions to the Board for consideration and action when appropriate.

Governance & Nominating Committee
•Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s governance structures and processes.
•Evaluates the Company's executive management succession plan and supports the Board's review and approval of the same.
•Conducts periodic evaluations of the Company’s governance practices and Board performance.
•Reviews shareholder proposals submitted to the Company.
•Identifies qualified Board members and evaluates performance of the Directors.
•Reports its discussions to the Board for consideration and action when appropriate.

Risk Committee
•Assists the Board by providing oversight of the Company’s risk governance framework and risk functions, including the strategies, policies, procedures, processes, and systems established by management to identify, measure, monitor, and manage major risks of the Company.
•Promotes a robust and effective risk culture, facilitates Board-level oversight of risk-related issues, and serves as a resource to management by overseeing major risks across the Company and enhancing management’s and the Board’s understanding of the Company’s overall risk appetite and risk management activities and effectiveness.
•Monitors emerging risks that might affect the Company and proposes action plans to the Board as deemed necessary.
•Periodically reviews and monitors the quality of the loan portfolio and adequacy of the allowance for credit losses.
•Advises the full Board of Directors on the approval of the Bank’s loan policies.
•Approves and recommends to the Board for approval loans within acceptable risk tolerances which can be lawfully made to executive officers, directors, their spouses or related interests.
•Makes recommendations to the Board, including those with regard to the overall risk profile and capital of the Company.
•Reports its discussions to the Board for consideration and action when appropriate.

Technology Oversight Committee
•Assists the Board by providing oversight of the Company’s information technology (“IT”) risk governance framework and IT functions, including the strategies, policies, procedures, processes, and systems established by management to identify, measure, monitor, and manage major IT risks of the Company.
•Assesses whether the Company's cyber and technology programs effectively support the Company's business objectives and strategies.
•Monitors technology trends that may affect the Company's strategic plans.
•Receives reports from management concerning technology operations, including software development performance projects, technical operations performance, technology architecture, data security, and significant technology projects.
•Supports the Board's oversight of policies related to technology issues at the Company.

The Board of Directors has adopted written charters of the Audit, Compensation, Governance & Nominating, Risk, and Technology Oversight Committees. Copies of the Committees’ charters can be found at https://ir.eaglebankcorp.com/corporate-overview/documents/default.aspx.

Eagle Bancorp, Inc.	23	2026 Proxy Statement

2025 Meetings, Committees and Procedures of the Board of Directors
Our Board of Directors met twenty-two (22) times during 2025. Each member of the Board of Directors of the Company attended at least 75% of the meetings held by the Board of Directors and all committees on which such member served during 2025 or any portion thereof.
The Board of Directors of the Company has standing committees for Audit, Compensation, Governance & Nominating, Risk and Technology Oversight. The following table sets forth the membership of these committees in 2025 or any portion thereof (during the periods for which such member was a Director and served on a particular committee), and meeting information for each of these committees during the fiscal year ended December 31, 2025.

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee	Risk Committee	Technology Oversight Committee
Matthew D. Brockwell	C		X		X
Steven J. Freidkin	X			X	C
Theresa G. LaPlaca	X			C
A. Leslie Ludwig		C	X	X
Louis P. “Pete” Mathews Jr.			C	X
Kristen J. Pederson		X	X
Susan G. Riel				X	X
James A. Soltesz		X	X	X
Benjamin M. Soto		X		X	X
Theodore A. Wilm	X			X
Number of Meetings in 2025	10	5	5	4	4
C:     Denotes Chair of Committee.
X: Denotes the director served as a member of the Committee for some period of time during 2025. The Board of Directors reconstituted its committee membership on April 30, 2025, and Ms. Pederson and Mr. Wilm were appointed to their respective committees on November 21, 2025. The Board of Directors’ current committee membership is set forth above in Proposal 1: Election of Directors, starting on page 16.

Audit Committee
The Audit Committee is responsible for the selection, review and oversight of the Company’s independent registered public accounting firm (occasionally referred to as the “independent accountants”), the approval of all audit, review and attestation services provided by the independent accountants, the integrity of the Company’s financial reporting and disclosure practices and evaluation of the Company’s internal controls and internal control function and accounting procedures, including review and approval of quarterly and annual filings with the SEC on Forms 10-Q and 10-K and internal audit department plans and reports. It also reviews audit reports with the Company’s independent accountants. Each member of the Audit Committee is independent, as determined under the definition of independence adopted by Nasdaq for audit committee members in Rule 5605(c)(2)(A). The Board of Directors has determined that Mr. Brockwell is an “audit committee financial expert” as defined under SEC regulations.
The Audit Committee is also responsible for the pre-approval of all non-audit services provided by its independent accountants. Non-audit services are only provided by the independent auditors to the extent permitted by law. Pre-approval is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent accountants during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved by one or more members of the committee to whom authority to grant such approval has been delegated by the committee prior to the commencement of the non-audit services.
Compensation Committee
The Compensation Committee makes determinations with respect to salary levels, bonus compensation and equity compensation awards for executive officers, other than the Chief Executive Officer, whose compensation the

Eagle Bancorp, Inc.	24	2026 Proxy Statement

Committee reviews and recommends to the Board for final approval. The Compensation Committee has the responsibility for determining executive compensation, other than the Chief Executive Officer, and for establishing compensation philosophy. Each member of the Compensation Committee is independent, as determined under the definition of independence adopted by Nasdaq for compensation committee members in Rule 5605(d)(2)(A). The Compensation Committee reviews and approves the Company’s strategies and supporting processes of leadership development and executive retention.
During 2025, the Compensation Committee retained and worked with Aon Human Capital Solutions (formerly known as McLagan), a division of Aon PLC (“Aon”) to provide independent executive compensation advice and market compensation information.
Governance & Nominating Committee
The Governance & Nominating Committee is responsible for the evaluation of nominees for election as director, the recommendation to the Board of director candidates for nomination for election by the shareholders and the performance evaluation of sitting directors. The Governance & Nominating Committee also reviews and evaluates senior management succession planning and recommends approval of such plans to the Board. The Governance & Nominating Committee consists of three members of the Board of Directors who are independent directors within the meaning of Nasdaq Rule 5605(a)(2).
In general, when the Board determines that expansion or reduction of the Board or replacement of a director is necessary or appropriate, the Governance & Nominating Committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and other means, a candidate’s honesty, integrity, commitment to community banking, judgment, personality and thinking style, willingness to invest in the Company, market knowledge, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Governance & Nominating Committee will review any special expertise, including, for example, expertise that qualifies a person as an audit committee financial expert, membership or influence in a particular geographic or business target market, expertise in technology, cybersecurity and risk management or other relevant business experience. To date, the Company has not paid any fee to any third party to identify, evaluate, or assist it in identifying or evaluating, potential director candidates.
It is the policy of the Governance & Nominating Committee to consider properly submitted recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to the Company’s Corporate Secretary. Shareholder recommended candidates will be considered during such times as the Company is actively considering obtaining new directors, and they will be evaluated on the same basis as candidates proposed by the Governance & Nominating Committee, the Board or other sources. Such recommendations must include the information required by our Bylaws. See "Submission of Shareholder Proposals at the 2027 Annual Meeting" below describing how shareholders may submit a notice of intent to nominate person(s) for election to the Board.
In addition, the Governance & Nominating Committees regularly discusses the contributions of the persons then serving as directors, to ensure alignment with the strategic and tactical directions of the Company, as well as business development opportunities. Formal peer evaluations of the Board and directors are conducted periodically.
Risk Committee
The Risk Committee assists the Board of Directors by providing oversight of the Company’s risk corporate governance framework and risk functions, including the risk and control assessments, strategies, policies, procedures, processes, and systems established by management to identify, measure, monitor and manage major risks of the Company including, but not limited to credit, interest rate/market, liquidity, operational, information technology, compliance/regulatory, legal, reputational, human capital management and strategic risks. The Company accepts a certain degree of inherent risk with each business decision it makes. The Board takes risk management and its oversight responsibilities very seriously and has established the Risk Committee to provide more focused oversight of risk exposure and risk management activities. The Board and the Risk Committee recognize that risk management does not eliminate risk, but seeks to achieve an appropriate balance between risk and return. Recognizing the risk inherent in the Company’s business and managing those risks within the Company’s risk appetite and capital position is critical for optimizing shareholder value and ensuring the safe and sound operation of the Company. The oversight of the Company’s risk relative to the established risk appetite and capital position is the Risk Committee’s primary role.

Eagle Bancorp, Inc.	25	2026 Proxy Statement

The Company, led by the Risk Committee, instills a culture of risk management throughout the organization by integrating top-down direction and corporate governance with bottom-up business line commitment and accountability. Executive officers and other key management executives meet at least quarterly to review and discuss risk management. Management committees, comprised of senior management, seek to identify and address issues to ensure that risks and remediation of such risks are carefully considered.
The Risk Committee assists the Board in the Board's responsibilities regarding strategic decisions with respect to lending policies and the loan portfolio in accordance with and in furtherance of the Strategic Plan of the Bank, and to periodically review and monitor the quality of the loan portfolio and adequacy of the allowance for credit losses and to provide updates to the Board. In order to assist the Risk Committee and the Board in providing oversight of Management's responsibilities related to asset quality and credit risk management, the Risk Committee maintains an Asset Quality Sub-Committee ("AQC"). The AQC is advisory in nature and is not authorized to take any action on any matter that comes before it. The AQC reviews the trends, metrics and changes in all loan categories as compared to the prior meeting, which occurs no less than quarterly. The Risk Committee retains full jurisdiction and authority over all matters coming before the AQC, which is responsible for briefing the full Risk Committee and bringing to its attention matters requiring heightened oversight and potential action.
The Chief Risk Officer chairs the Enterprise Risk Management Committee, monitors risk management activities and regularly reports the Company’s risk exposure to the Risk Committee.
Technology Oversight Committee
The Information Technology Oversight Committee (the “TOC”) assists the Board of Directors by supporting the Board's oversight of the Company’s IT risk governance framework and IT functions, including the strategies, policies, procedures, processes, and systems established by management to identify, measure, monitor, and manage major IT risks of the Company. The TOC is intended to promote a robust and effective IT operational infrastructure and information security environment and culture and to facilitate Board-level oversight of IT risk-related issues. The TOC is also intended to serve as a resource to management by helping to identify and oversee major IT risks across the entire Company. Additionally, the TOC is focused on enhancing management’s and the Board’s understanding of the Company’s overall IT operating and infrastructure environment, IT risk appetite and IT risk management activities and effectiveness, including but not limited to overseeing management’s design and operation of effective IT controls. At its discretion, the committee may make recommendations to the Board, including those with regard to the overall IT risk profile of the Company.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as an officer or employee of the Company or Bank at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability, or other unfavorable features, and for transactions described under “Director Compensation” and “Certain Relationships and Related Party Transactions,” no member of the Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.
Director Attendance at the Annual Meeting
The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend because of personal or family illness or pressing matters. In May 2025, eight of the eight directors up for reelection participated in the 2025 Annual Meeting, while two directors joined the Board following the meeting.
Material Proceedings
There are no material proceedings to which any director or officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Eagle Bancorp, Inc.	26	2026 Proxy Statement

Involvement in Certain Legal Proceedings
To our knowledge, there is no event that occurred during the past ten years with respect to any of our directors or executive officers that is required to be disclosed under Item 401(f) of Regulation S-K.
Director Compensation
The following table sets forth information regarding the fee rate schedule approved for the non-employee directors of the Company in 2025. Members of the Board of Directors who are employees of the Company or Bank do not receive additional cash compensation for service on the Board of Directors.

Retainers
Annual Cash Retainer – Company and Bank	$45,000
Annual Committee Chair Retainers:
•Audit	$50,000
•Compensation	$45,000
•Governance & Nominating	$25,000
•Technology Oversight Committee	$25,000
•Risk Committee	$45,000
Chair Retainer	$100,000
Vice Chair Retainer	$25,000
Non-employee directors also receive an annual award of restricted stock. In February 2025, the non-employee directors cumulatively received 62,139 shares equating to $1.74 million in equity. The 2025 awards vest on the first anniversary date of grant and must be held for an additional two-year holding period following such vesting. The unvested portion of the 2025 restricted stock awards will generally accelerate in full upon the death or disability of the non-employee director or the occurrence of a change in control, in each case while the non-employee director remains in service.
The following table sets forth the actual amounts of compensation paid to each non-employee director for service as a member of the Board of Directors in 2025.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compen-sation(3)	Total
Matthew D. Brockwell	$82,500	$204,867	$—	$—	$287,367
Steven Freidkin	$70,000	$204,867	$—	$—	$274,867
Luis P. Mathews Jr.(4)	$80,000	$153,661	$—	$—	$233,661
Theresa G. LaPlaca	$90,000	$204,867	$—	$3,103	$297,970
A. Leslie Ludwig	$90,000	$204,867	$—	$2,578	$297,445
Kristen J. Pederson	$14,850	$—	$—	$—	$14,850
Kathy Raffa	$47,500	$102,433	$—	$1,293	$151,226
James A. Soltesz	$145,000	$204,867	$—	$2,858	$352,725
Benjamin M. Soto	$57,500	$204,867	$—	$1,433	$263,800
Theodore A. Wilm	$14,850	$—	$—	$—	$14,850
(1)Represents the grant date fair value of shares of restricted stock awarded during 2025. Grant date fair value is calculated based on the fair value of the award determined under Accounting Standards Codification ("ASC") 718. See Note 15 – Stock-Based Compensation in our 2025 Form 10-K. Ms. Raffa did not stand for re-election at the end of her term at the 2025 Annual Meeting. Mr. Mathews joined the Company in July of 2024.
(2)At December 31, 2025, there were no outstanding option awards, vested or unvested, held by non-employee directors.
(3)Represents premiums on long-term care insurance provided to non-employee directors.

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The table below discloses the number of shares of restricted stock awarded in February 2025 and the aggregate number of unvested stock awards, including the February 2025 awards, held by each non-employee director as of December 31, 2025:

Name	2025 Stock Awards in Shares	Aggregate Unvested Stock Awards
Matthew D. Brockwell	9,542	11,678
Steven Freidkin	9,542	11,678
Louis P. Mathews Jr.	7,157	7,157
Theresa G. LaPlaca	9,542	11,678
A. Leslie Ludwig	9,542	11,678
Kristen J. Pederson	—	—
Kathy Raffa	4,771	6,907
James A Soltesz	9,542	11,678
Benjamin M. Soto	9,542	11,678
Theodore A. Wilm	—	—
Other Compensation for Directors
Other than the cash retainers, equity awards and long term care insurance described above (all other compensation), the Company does not maintain any non-equity incentive plans or compensation programs, deferred compensation, defined contribution or defined benefit retirement plans, for non-employee directors or in which such directors may participate.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides information about the 2025 compensation for our named executive officers ("NEOs") who are listed in the table below.

Named Executive Officer	Title
Susan G. Riel(1)	Chief Executive Officer, and President of the Company and Bank
Norman R. Pozez(2)	Former Executive Chairman of the Company and Bank
Eric R. Newell	Senior Executive Vice President and Chief Financial Officer of the Company
Kevin Geoghegan(3)	Former Executive Vice President and Chief Credit Officer of the Bank
Ryan A. Riel	Senior Executive Vice President and Chief Real Estate Lending Officer of the Bank
Paul Saltzman	Executive Vice President and Chief Legal Officer of the Company and Bank
Janice L. Williams(4)	Former Senior Executive Vice President and Chief Credit Officer of the Bank
(1)On October 31, 2025, Ms. Riel notified the Board of Directors of the Company of her intention to retire and resign from her positions. Ms. Riel resigned from her position as Chair of the Boards of Directors of the Company and the Bank effective November 4, 2025, but continues as a member of the Boards. With respect to her position as President and Chief Executive Officer of the Company and the Bank, Ms. Riel’s resignation will be effective on a date mutually agreed between Ms. Riel and the Boards, no later than December 31, 2026.
(2)As previously announced by the Company, Mr. Pozez did not stand for re-election as a director of the Company and of the Bank at the end of his term, which expired at the 2025 Annual Meeting.
(3)As previously announced by the Company, Mr. Geoghegan resigned from the Company and the Bank, effective December 31, 2025 (his last day of work).
(4)As previously announced by the Company, Ms. Williams retired from the Bank, effective June 30, 2025.

This CD&A describes our executive compensation program for 2025 for our named executive officers. It also describes how the Compensation Committee (the “Compensation Committee”) arrived at the compensation decisions

Eagle Bancorp, Inc.	28	2026 Proxy Statement

for our named executive officers and discusses key factors that the Compensation Committee considered in determining their compensation.
As Executive Chairman for part of 2025, Mr. Pozez was an executive officer of the Company, although not an employee of the Company or the Bank. His compensation for 2025 was paid in accordance with the terms of the Amended and Restated Chairman Compensation Agreement (the "Chairman Compensation Agreement") approved by the Board. Mr. Pozez’s compensation arrangements differ from the rest of the named executive officers, and are described in "Employment and Non-Compete Arrangements" starting on page 41.
All references to compensation arrangements in place for our named executive officers throughout the other sections of the CD&A exclude Mr. Pozez.

Section	Reference
Executive Summary	29
2025 Shareholder Engagement	31
Compensation Philosophy & Best Practices	24
2025 Program Elements and Pay Decisions	29
Executive Compensation Process	46
Other Compensation Policies	48
Risk Assessment of Incentive Programs	49
Executive Summary
2025 Financial Results and Operating Highlights
The Company continued to differentiate itself through its "Relationships FIRST" cultural attributes in 2025, exhibiting responsiveness to our customers, team members and communities during a turbulent banking operating environment. Looking back on 2025, the Bank made significant progress toward building a foundation for sustainable growth. Deliberate, preemptive action was taken to address credit problems in the loan portfolio throughout the year. While doing so, we continued to strengthen our C&I team to deepen relationships and grow deposits and fee income, key components of our profitability strategy. As we look ahead, our geographic presence in the DMV, our role as a top local commercial lender, and our deeply rooted Relationships FIRST values create a strong competitive advantage. These qualities, coupled with an emphasis on operational excellence, enable us to adapt to change and deliver solutions that build trust and long-term value for our clients.
C&I momentum from 2024 was felt during 2025 as reflected in loan and deposit trends. The Company focused on resolving credit issues primarily concentrated in the CRE portfolio throughout the year, supported by strong portfolio management and underwriting efforts. The bank continued to enhance its digital capabilities for deposits gathering as part of an overall strategy to improve and diversify the funding profile of the balance sheet and adding deposit channel diversification. In furtherance of this projected multi-year effort, we expect to enhance our treasury management products and services targeted toward our commercial customers, leverage our branch footprint for sales activities, and focus on growing small business and consumer deposits. We continued to reduce brokered deposits throughout the year in an effort to reduce cost of funding. These efforts will place an emphasis on the use of non-interest bearing deposits to grow net interest income and earnings.
Some of our notable results are summarized below:
•For the year ended December 31, 2025, the Company had a net loss of $138.1 million, which was a loss of $4.55 per share. The Company experienced a net loss for the year largely due to heightened provisions for credit losses of $293.1 million.
•For 2025, return on average assets ("ROAA") was (1.16)% and the efficiency ratio was 67.06%. Total dividends declared in 2025 were $0.505 per share.
•Through 2025, loans declined by $654.4 million or (8.25)%.
•The Company's deposits were relatively flat year-over-year increasing by less than 0.1% to $9.1 billion at December 31, 2025.

Eagle Bancorp, Inc.	29	2026 Proxy Statement

•At year-end 2025, the allowance for credit losses as a percentage of total loans increased to 2.19% from 1.44% the prior year-end. Non-performing assets-to-assets was 1.04%, down from 1.90% the prior year-end and net charge-offs for the year were 3.22%, up from 0.48% the prior year-end.
•At December 31, 2025, book value per share was $37.26.

Evolution of Executive Compensation Program
Year	Key Changes
2023 (2022 Decisions)
Enhanced transparency and structure of SEIP, including expanded disclosure and illustrative payout calculations; introduced additional limits on incentive payout levels, including caps on individual metric payouts.

2024 (2023 Decisions)
Significant reduction in annual incentive opportunity following shareholder engagement (CEO cash incentive target reduced to 110% of salary; other NEO cash incentive targets reduced to 60-90%); maximum payout opportunities also reduced; increased weighting of performance-based equity to 60% performance share units and 40% time vested restricted stock (from 50%/50%); strengthened executive compensation governance, including elimination of certain legacy contractual provisions and updates to CEO executive agreement terms.

2025 (2024 Decisions)
Demonstrated pay-for-performance discipline for second consecutive year in which short-term incentives were not awarded and performance share awards did not vest; introduced a 20% allocation of long-term incentive as stock options, resulting in a mix of 60% performance shares, 20% stock options and 20% time vested stock.

2026 (2025 Decisions)
Demonstrated pay-for-performance discipline for third consecutive year in which short-term incentives were not awarded and performance share awards did not vest. For the 2026 performance awards, performance ranges were adjusted to better align with competitive practices. Threshold performance was reduced from 50th percentile performance to 25th percentile performance and target performance was reduced from the 62.5th percentile performance to 50th percentile performance. These changes reflect a shift toward a more market-aligned compensation framework. As a result, award target levels as a percentage of salary were also reduced.

2025 Executive Compensation Highlights
In 2025, the Compensation Committee worked diligently to make prudent decisions with regards to our executive compensation throughout the year. Notable executive pay outcomes and key decisions include:
•Base salary increases for our NEOs ranged from 3% to 20% reflecting each executive’s role (including, where applicable, promotions), experience, individual performance, and expected future contribution.
•Our net income for 2025 was less than 85% of target, which did not meet the threshold performance level under the SEIP. As a result, we did not award annual incentives under the plan.
•LTI awards granted in February 2026 in respect of 2025 service continue to be a 60%-40% mix of performance based and time vested shares and options to reinforce our pay-for-performance philosophy. For these awards, performance ranges were adjusted to better align with competitive practices. Threshold performance was reduced from 50th percentile performance to 25th percentile performance and target performance was reduced from the 62.5th percentile performance to 50th percentile performance. These changes reflect a shift toward a more market-aligned compensation framework. As a result, award target levels as a percentage of salary were also reduced.
•Our 2023 PRSUs did not vest (0% of target) because, over the three-year performance period, our Return on Average Assets and our total shareholder return were each below the corresponding median measures of the KBW Nasdaq Regional Banking Index ("KRX") for that period. The forfeiture of the 2023 PRSUs further underscores our pay-for-performance philosophy.

Eagle Bancorp, Inc.	30	2026 Proxy Statement

Advisory Vote on Executive Compensation (Say-on-Pay)
The Compensation Committee pays careful attention to the advisory vote results and feedback received by stockholders regarding executive compensation. At our 2025 Annual Meeting, the non-binding, advisory proposal to approve the compensation of our NEOs received support from 82% of the shares having voting power and present at the meeting compared to 94% in 2024. The Compensation Committee viewed these results as evidence that shareholders are generally supportive of our executive compensation policies and practices but noted the year-over-year decrease.
Shareholder Engagement Process and Results
During the fall of 2025 and continuing in 2026, in connection with our Annual Meeting, the Board proactively reached out to our top 50 shareholders, offering meetings with the Chair of the Board and the Chairs of the Governance and Compensation Committees. Four shareholders, representing approximately 12% of shares outstanding, accepted our invitation and discussed topics including CEO succession and search process, executive compensation program design, board refreshment and composition, and credit quality and strategic direction. Feedback from these conversations has informed the Board’s ongoing work on succession planning, compensation structure, and governance practices, and is reflected in the disclosures contained in this Proxy Statement.
2026 Continuity Awards
As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2026, on March 16, 2026, the Compensation Committee of the Board of Directors of the Company approved the grant of continuity awards (the “2026 Continuity Awards”) to the Company’s senior management team other than Ms. Riel, the Company’s Chief Executive Officer, including the Company’s other named executive officers. The Compensation Committee determined that, given Ms. Riel’s previously announced intention to retire and the ongoing search for her successor, the 2026 Continuity Awards would support a stable transition, retain key leaders, and promote continuity of the management team.
Compensation Philosophy & Best Practices
We design our executive compensation program to be driven by performance, rewarding our executives for creating value for shareholders and representing sound corporate governance principles. The following sets forth the best practices that we adhere to in designing and determining our executive compensation.
Our compensation philosophy provides the guiding principles for structuring compensation programs that embody these values. The policies and underlying philosophy governing the Company’s executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:
•Maintain a compensation program that is equitable in a competitive marketplace
•Provide compensation opportunities that provide the ability to vary pay in-line with performance
•Encourage achievement of long-term strategic objectives and enhancement of shareholder value
•Recognize and reward individual initiative and achievements
•Maintain an appropriate balance between base salary and short and long term incentive opportunities
•Allow the Company to compete for, retain and motivate talented executives critical to its success

Eagle Bancorp, Inc.	31	2026 Proxy Statement

The Compensation Committee seeks to target executive total compensation commensurate with the performance of the Company taking into consideration the performance of our proxy peers and individual performance. Our goal is to provide pay for performance through annual and long-term incentives that reward a combination of strategic and financial achievements as well as our performance relative to industry peers. Long term incentives outlined in the table below reflects 2025 grants for 2024 service. The Compensation Committee annually considers the Company’s performance when setting pay. Goals for specific components include:

Compensation Element	Purpose	Link to Performance	Fixed/ Performance-Based	Short/Long Term
Base Salary and merit increases	Helps attract and retain executives through market-competitive base pay.	Reflects individual experience, performance and contribution of each executive. Merit salary increases are linked to individual performance and other factors.	Fixed	Short Term
Annual Cash - Senior Executive Incentive Plan (SEIP)	Encourages achievement of short term strategic and financial performance metrics that create long term shareholder value.	Based on achievement of short term, predefined corporate performance objectives.	Performance-Based	Short Term
Long Term Incentive Plan (LTIP) - Time Vested Restricted Shares, Restricted Stock Units and Stock Options	Aligns executives’ interests with shareholders, motivates and rewards long term sustained performance; and the time-based vesting criteria create a retention incentive through multi-year vesting.
Represents 40% of total LTIP award. Amount is determined by the Compensation Committee based on Company and individual performance, among other factors. An NEO must generally be employed on the date of vesting and be in good standing for the measurement period.

			Fixed	Long Term
Long Term Incentive Plan (LTIP) - Performance Restricted Stock Units	Aligns executives’ interests with shareholders, motivates and rewards long term sustained performance; and the performance-based vesting criteria create a retention incentive through multi-year vesting.
Represents 60% of total LTIP award. The performance portion of the award granted in 2025 is contingent on Company performance with vesting at the end of 3 years. 50% of performance criteria is weighted to relative total stock return and 50% is weighted to relative adjusted earnings per share growth.
			Performance-Based	Long Term
The Compensation Committee is committed to tying compensation to performance and ensuring that compensation, both cash and equity, is commensurate with our financial results. The Compensation Committee believes our current executive compensation policies and practices are effective in advancing our long term strategic plan, reasonable in relation to our compensation peer group and responsible in encouraging the named executive officers to work for meaningful shareholder returns without taking unnecessary or excessive risks. The Compensation Committee believes the Company’s current executive team is of very high caliber and contributes significantly to the Company’s strength and performance. Rewarding, motivating and retaining a strong executive team are critical to the continued success of the Company.

Eagle Bancorp, Inc.	32	2026 Proxy Statement

We believe the effectiveness of our compensation program is dependent upon our pay practices corresponding to our compensation philosophy. The table below illustrates this strong relationship and further underscores our commitment to maintaining an executive compensation program that is consistent with best practice.

Strong Alignment with Shareholders (What We Do)
Compensation philosophy
We believe our compensation philosophy promotes a best practice approach to compensation, including: (i) tying pay to performance and aligning with shareholder interests; (ii) attracting, retaining, and properly motivating top talent; (iii) integrating risk with compensation; (iv) maintaining strong corporate governance; and (v) transparency.

Hedging/pledging policy
Executive officers are prohibited from any hedging of our shares, unvested restricted stock, or unexercised options, including through short sales.
Executive officers are prohibited from pledging more than 50% of their shares as collateral and such pledged shares cannot represent more than 25% of such executive’s net worth.

Pay at risk The majority of NEO compensation is “at-risk” and contingent on achievement of business goals that are integrally linked to shareholder value and safety and soundness.
Clawback policy
The Company's clawback policy generally provides for the recoupment of erroneously awarded incentive-based compensation received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including our NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement.

Use of variable compensation in deferred equity
Significant portions of NEO variable compensation for 2025 service is in the form of equity-based award subject to additional service and/or performance vesting conditions; 40% of which is time-based restricted stock, restricted stock units ("RSUs") and/or options vesting over a 3-year period and 60% of which is performance-based restricted stock units ("PRSUs") vested at the end of a 3-year period. Value of equity at vesting is based on stock price at that time (in addition to achievement of pre-established goals for PRSUs).

Appropriate Peer Group Selection
To make informed decisions on pay levels and pay practices, we compare ourselves against a peer group of similarly situated banks. We believe external market data is an important component of maintaining pay practices that will attract and retain top talent.

Risk events impact pay In making pay decisions, we consider material risk and control issues, and make adjustments to compensation, if appropriate.	Responsible use of equity We manage our equity award program responsibly, using only approximately 1.20% of weighted average diluted shares in 2025.
Share ownership guidelines
Executive officers, including NEOs, are expected to own a minimum of shares of our common stock with a value equal to twice their base salary, and our CEO is expected to own a minimum number of shares with a value equal to three times his/her base salary.

Shareholder outreach
We periodically solicit feedback from our top shareholders on our compensation and corporate governance programs and practices. The Compensation Committee considers this feedback when making compensation decisions.

Strong Alignment with Shareholders (What We Don't Do)
No guaranteed bonuses - incentive compensation may be reduced to zero if financial metrics are not met
No highly leveraged incentive plans that encourage excessive risk taking
No uncapped incentive award payouts
No repricing of options or SARs without prior shareholder approval
No excise tax gross ups

Eagle Bancorp, Inc.	33	2026 Proxy Statement

2025 Program Elements and Pay Decisions
We compensate our named executive officers through a mix of:
•base salary;
•performance-based annual cash incentives;
•long-term equity-based incentive compensation; and
•other benefits, which include certain perquisites.
We believe the current mix and value of these compensation elements provide our NEOs with a total annual target compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and each NEO's particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements as well as periodic shareholder feedback. We intend for our compensation program to be performance-based, where the opportunity to earn higher compensation (via our short- and long-term incentive plans) is provided if performance warrants. As illustrated below, the majority of our CEO's and other NEOs' total direct compensation opportunity is variable ("at-risk"). The visuals below depict the mix of total target direct compensation (salary, target annual incentives, time-based restricted stock awards and options and performance share units at grant date fair value (based on target performance for performance share units) granted in 2025 for our CEO and other NEOs.
Base Salaries
The base salaries of our NEOs are reviewed and set annually by the Compensation Committee. In establishing base salaries for our NEOs, the Compensation Committee uses external market data obtained from outside sources including banking industry trade groups and peer group compensation data developed by our independent compensation consultant. In addition to considering information obtained from such sources, the Compensation Committee also takes into account the experience, performance and contribution of the NEO. Base salary increases for our NEOs in 2025 were generally consistent with the merit increases provided to employees more broadly. Messrs Newell and Riel salaries were increased in connection with the promotion of each in February 2025 to Senior Executive Vice President, and in light of the expanded responsibilities for each in connection with their new positions.

Named Executive Officer	12/31/2024 Base Salary	12/31/2025 Base Salary	2025 % Change
Susan G. Riel	$952,728	$1,030,714	8%
Eric R. Newell	$482,868	$555,298	15%
Kevin Geoghegan(1)	N/A	$443,983	N/A
Ryan A. Riel	$427,061	$510,705	20%
Paul Saltzman(2)	N/A	$436,017	N/A
Janice L. Williams(3)	$573,843	$573,843	—%
(1)In 2024, Mr. Geoghegan was not an NEO. Mr. Geoghegan resigned from the Company and the Bank effective December 31, 2025.
(2)In 2024, Mr. Saltzman was not an NEO.
(3)Ms. Williams retired from the Bank effective June 30, 2025.

Eagle Bancorp, Inc.	34	2026 Proxy Statement

Senior Executive Incentive Plan ("SEIP")
The Senior Executive Incentive Plan ("SEIP") was established to reward our executives for achieving or exceeding predefined Company performance goals. Under the SEIP, an executive is eligible to earn a cash award based on achievement of Company objectives. This design serves to place a significant portion of each NEOs compensation “at risk.” The Compensation Committee utilizes a formulaic approach under the SEIP, including caps on individual metrics, while reserving discretion to adjust final payouts as it deems appropriate.
The SEIP aligns executive pay with performance, drives the Company's strategic goals, and rewards superior financial results. The SEIP is designed to achieve the following goals and objectives:
•recognize and reward achievement of the Company's annual business goals critical to driving our long-term strategy;
•motivate and reward superior performance;
•attract and retain talent needed for the Company's success;
•to be competitive with the market;
•encourage teamwork and collaboration through shared goals; and
•promote sound risk management strategies
Funding of the SEIP
Funding of the SEIP is based on the budget for net income approved by the Board, with performance below budgeted goals designed to result in reduced pay. For 2025, the Compensation Committee established that adjusted net income had to achieve 85% of the net income target for the NEOs to qualify for a SEIP payout for the year. While the Compensation Committee has the discretion to pay awards despite below threshold net income performance, it did not elect to do so for 2025.

$s in millions	Net Income 2025	Percent of Target
Target net income	$87.3
Reported net income	$(138.1)	Not Meaningful
Performance metrics - Weighting and Selection Rationale
Performance metrics for 2025 were changed to reflect an increased emphasis on deposit growth. Weights varied by executive officer based upon their respective area of responsibility and ability to directly influence results. The following table shows each metric, the rationale for selecting each metric and the range of weightings for the NEOs for 2025.

Performance Metric	CEO 2025 Weighting	Other NEO 2025 Weighting(1)	Rationale for Selection
Pre-Provision net Revenue (PPNR)	30%	15-20%	PPNR was selected as it is a primary driver of shareholder value
Average Loan Growth (excl. HFS)	15%	10-30%	Average loans was selected as interest income from loans is the largest component of revenue.
Average Core Deposit Growth	20%	20-30%	Deposit growth drives enhancement of franchise value and reduced reliance on wholesale funding.
Efficiency(2)	15%	10-20%	Efficiency was selected as it provides a measure of how well expenses are controlled relative to revenue.
Net Interest Margin	20%	15-20%	Net interest margin was chosen as it represents the spread for the primary business of the Company, originating loans and holding deposits.
(1)Weighting of each performance metric differed by NEO.
(2)Noninterest expense divided by the sum of net interest income and noninterest income.

Eagle Bancorp, Inc.	35	2026 Proxy Statement

The Compensation Committee approved the following performance goals, which are aligned with the board approved budget for the year ending December 31, 2025. Below are the threshold, target and maximum performance goals for each metric. The Compensation Committee did not consider actual achievement of the performance goals since the SEIP net income requirement for funding was not met.

Performance Metric	2025 Performance Range
	Threshold (85% of Target)	Target	Maximum (115% of Target)
Pre Provision Net Revenue (000's)	$133,453	$157,004	$180,555
Average Loan Growth (excl. HFS)	3.7%	4.3%	4.9%
Average Core Deposit Growth	12.84%	15.10%	17.37%
Efficiency	61.0%	53.0%	45.1%
Net Interest Margin	2.33%	2.74%	3.15%
SEIP Incentive Opportunity as a percent of NEO base salary
The Compensation Committee determined each NEO’s incentive opportunity for 2025 as a percentage of the NEO’s base salary, as illustrated in the table below. The incentive opportunity for each NEO could be earned at the following levels: Threshold, Target, or Maximum payout, each reflected as a percentage of the NEO’s base salary below, with interpolation for performance achievements between the stated levels
We define a maximum payout opportunity for each performance metric. This limits the SEIP payout on a metric-by-metric basis, in a scenario where one or more performance metrics substantially outperforms the goal. The SEIP target goals, which are anchored off the Board approved budget, facilitate appropriate rigor and governance over the process.

Named Executive Officer	2025 Incentive Opportunity as a Percent of Base Salary
	Threshold	Target	Maximum
Susan G. Riel	65%	110%	220%
Eric R. Newell	60%	90%	180%
Kevin Geoghegan	40%	60%	120%
Ryan A. Riel	60%	90%	180%
Paul Saltzman	40%	60%	120%
Janice L. Williams(1)	N/A	N/A	N/A
(1)Due to her retirement effective June 30, 2025, Ms. Williams was not eligible for an annual incentive bonus for the 2025 SEIP cash incentive payout as noted in the following table.
As adjusted net income in 2025 was less than 85% of target, the SEIP did not fund and the NEOs did not receive payout.

SEIP Cash Incentive Payout 2025
NEO	At Target	Actual	% of Target
Susan G. Riel	$1,131,841	$—	—%
Eric R. Newell	$499,768	$—	—%
Kevin Geoghegan(1)	N/A	$—	—%
Ryan A. Riel	$461,226	$—	—%
Paul Saltzman	$261,610	$—	—%
Janice L. Williams	N/A	$—	—%
(1)In connection with his obligations under the transition agreement executed in connection with his departure, Mr. Geoghegan received a discretionary cash bonus for 2025 in the amount of $232,000. See "Employment and Non-Compete Arrangements" for more information about Mr. Geoghegan’s Transition Agreement.

Eagle Bancorp, Inc.	36	2026 Proxy Statement

Long Term Incentive Plan ("LTIP")
The Company believes that equity compensation is a critical component of a total direct compensation package that enhances the Company's ability to recruit, retain and reward key talents needed for the Company's success, align executives' interests with those of our stockholders, encourage executives' best performance and provide incentives for long-term sustained performance. Our stockholder-approved incentive plan allows us to execute our philosophy by providing equity compensation to our key executives and Board members.
The Compensation Committee approved equity awards to members of the executive management team, including the NEOs, in respect of 2025 pursuant to the Company's 2025 Equity Incentive Plan Long-Term Incentive Plan (LTIP). In determining the form of equity to be granted, the Compensation Committee considered many factors including the ability to drive corporate performance, retention, named executive officers' current stock ownership level, tax and accounting treatment and the impact on dilution. Awards were made in consideration of market practice and alignment with the Company's compensation philosophy.
The LTIP is a key element of our pay-for-performance program and is intended to reward executives for creating long-term stockholder value. Specifically, the LTIP is designed to:
•Performance: Reward key executives for driving long-term, sustained performance.
•Stockholder Alignment: Align executives with stockholder interests through performance goals and focus on stockholder value appreciation.
•Ownership: Ensure executives have an ownership interest in the Company.
•Retention: Support the retention of senior executives in critical leadership roles.
•Sound Risk Management: Provide a balanced view of performance and align rewards with the time horizon of risk.
•Market Competitive: Position executive total compensation to provide market competitive opportunities that are aligned with performance. The long-term incentive plan is designed to provide above target or maximum long-term payouts only when we outperform our peer benchmarks.
The 2026 equity awards for each NEO, which are intended to be in respect of 2025 service, consisted of 60% performance-based restricted stock units ("PRSUs"), 20% time-vested restricted stock units, and 20% time-vested options and were awarded in February 2026.
Performance Restricted Stock Units (PRSUs)
In February 2026, PRSUs in respect of 2025 service were awarded subject to performance-based vesting following a three-year measurement period, (January 1, 2026 - December 31, 2028). At the end of the period, two metrics will be measured to determine vesting. An executive officer may vest in awards related to either or both metrics, depending on Company performance relative to the KBW Nasdaq Regional Banking Index ("KRX"). The KRX is a modified market capitalization weighted index that is designed to track the performance of publicly traded U.S. regional banks. In order to receive any vesting under the PRSUs, the Company needs to perform at a minimum level of performance, which is the threshold. The two metrics for the performance grants are:
•Total Shareholder Return ("TSR") compared to the KRX; and
•Earnings Per Share ("EPS") Growth, based on the KRX
The adjustment for diluted earnings per share from GAAP diluted earnings per share excludes extraordinary one-time events as determined by the Compensation Committee and shall also exclude (a) the effect of changes in tax laws, accounting principles, or other legislation, regulation, or provisions affecting reported results; (b) any reorganization and restructuring programs; and (c) acquisitions, divestitures and related gains and expenses.
PRSUs will vest based on the Company’s ranking for each metric relative to the KRX and can range from 50% at threshold to 150% at maximum depending on performance. The measures for both metrics and the payout ranges are:

Eagle Bancorp, Inc.	37	2026 Proxy Statement

Measures	Weight	Performance Range
		Threshold	Target	Stretch/ Maximum
Total Shareholder Return ("TSR")	50%	25th Percentile	50th Percentile	75th Percentile
Earnings Per Share ("EPS") Growth	50%	25th Percentile	50th Percentile	75th Percentile
Payout Range (% of Target)	100%	50%	100%	150%
For the awards granted in 2026 for 2025 performance, performance ranges were adjusted to better align with competitive practices. Threshold performance was reduced from 50th percentile performance to 25th percentile performance and target performance was reduced from the 62.5th percentile performance to 50th percentile performance. These changes to the 2026 compensation structure reflects a strategic shift from an aggressive "high-performance/high-reward" model to a more conservative, "market-matched" approach. As a result, award target levels as a percentage of salary were also reduced.
If the metric does not reach threshold performance (i.e. 25th Percentile of the KRX EPS Growth or TSR), PRSUs for that metric will not vest. If only the threshold is met for a metric, then 50% of the target PRSUs for that metric shall become vested. If the maximum is met for a metric, then 150% of the target PRSUs for that metric shall become vested (with points in between measured on a straight-line interpolation).
If the Company's absolute TSR or EPS growth for the 3-year period is negative, then the total award payout is capped at no more than Target.
An executive must be employed by the Company on December 31, 2028 in order to vest in shares underlying a PRSU, except in the event of death, disability, retirement or a qualifying termination in connection with a change in control.
The Compensation Committee concluded that the target goals are challenging but reasonably achievable with good performance. The Long Term Incentive Plan does not include unlimited upside for exceeding goals, as there is a maximum award tied to each metric.
The Compensation Committee retains the authority to make adjustments to applicable targets and calculations in the event of extraordinary circumstances.
Time-Vested Restricted Stock Units (RSUs)
In February 2026, time-vested restricted stock units for 2025 service were also awarded and vest ratably over three years commencing on the first anniversary of the date of grant. These units will be forfeited if the executive officer terminates employment before vesting, except in the event of death, disability, or a qualifying termination in connection with a change in control.
Time-Vested Options
In February 2026, stock options for 2025 service were also awarded and vest ratably over three years commencing on the first anniversary of the date of grant. These stock options will be forfeited if the executive officer terminates employment before vesting, except in the event of death, disability, or a qualifying termination in connection with a change in control.
Target LTIP Share Amounts
Target LTIP share amounts awarded were determined as a multiple of salary divided by the closing price on the date of grant, with 20% awarded as time-vested restricted stock units, 20% awarded as time-vested stock options and 60% awarded as PRSUs for the 2026 grant based on 2025 performance.
Time-vested restricted stock units, options and PRSUs were issued to our executive officers in February 2026 based on 2025 performance as set forth below:

Eagle Bancorp, Inc.	38	2026 Proxy Statement

Name	2026 LTIP ($)(3)	Time-Vested RSUs	Stock Options	PRSUs (at Target)
Susan G. Riel	$1,059,707	7,780	15,684	23,340
Eric R. Newell	$714,859	5,248	10,580	15,745
Kevin Geoghegan(1)	$—	—	—	—
Ryan A. Riel	$659,728	4,843	9,764	14,531
Paul Saltzman	$449,020	3,296	6,646	9,890
Janice L. Williams(2)	$—	—	—	—
(1)Mr. Geoghegan resigned from the Company and the Bank effective December 31, 2025.
(2)Ms. Williams retired from the Company and the Bank effective June 30, 2025.
(3)Time-vested RSUs and 50% of the PRSUs awarded that are performance condition based (EPS Growth) are valued based on the closing price on the day of grant, which was $26.45 per share. Stock options are valued at $13.12 per option based on Black Scholes valuation methodology. 50% of the PRSUs awarded that are market condition based (TSR) are valued at $29.09 per share based on a Monte Carlo valuation methodology. The actual realized value of these awards will be based on our future relative performance with respect to the PRSUs as well as our stock price.
Total Actual Pay for 2025 Performance
The following table shows the Compensation Committee's 2025 total pay decisions for our continuing Named Executive Officers. The amounts reported in the table differ substantially from those reported for 2025 in the Summary Compensation Table on page 50 of this Proxy Statement, which reflects equity awards granted during a year, rather than after year-end, even if awarded for services performed in that year. We generally consider long-term incentives granted during a year to be part of the prior year's total pay opportunity. The following table is included to show how the Compensation Committee thinks about annual compensation for our NEOs and is not intended to be a substitute for the Summary Compensation Table on page 50 of this Proxy Statement.

	Total Actual Pay
Name	Base Salary	Actual 2025 Annual Incentive Award ($)	Actual 2026 Long-Term Incentive Award ($)(1)	Total Actual Pay
Susan G. Riel	$1,030,714	$—	$1,059,707	$2,090,421
Eric R. Newell	$555,298	$—	$714,859	$1,270,157
Ryan A. Riel	$510,705	$—	$659,728	$1,170,433
Paul Saltzman	$436,017	$—	$449,020	$885,037
(1)See footnote (3) to the table under the “Target LTIP Share Amounts” section above for the assumptions used to determine the value of RSUs, PRSUs and stock options.

We note that under SEC rules the equity awards made in 2026 for service in 2025 are not reflected in the Summary Compensation Table in this proxy statement, but will be reflected in next year’s proxy statement.

Eagle Bancorp, Inc.	39	2026 Proxy Statement

Results of 2023 PRSUs
PRSUs were awarded to several of our NEOs on February 13, 2023 (the "2023 PRSUs") in respect of 2022 service. The vesting of the 2023 PRSUs was based on two relative performance metrics of equal weighting, as measured during the period beginning January 1, 2023 and ending December 31, 2025: (a) relative return on average assets ("return on average assets") and (b) relative total shareholder return ("Relative TSR"). For the first metric, return on average assets, the Company's actual return was in the 2nd percentile, below the threshold, and therefore earned no payout on the metric. For the second metric, Relative TSR, the Company's performance during the measurement period was in the 2nd percentile, below the threshold, and therefore earned no payout on the metric. As a result, the total payout associated with the 2023 PRSUs was 0% of Target, and the PRSUs did not vest.

Measures	Weight	Performance Range			Actual Results
		Threshold	Target	Stretch/ Maximum
Return on Average Assets	50%	Median of KRX	62.5th Percentile of KRX	75th Percentile of KRX	Below Threshold
Total Shareholder Return	50%	Median of KRX	62.5th Percentile of KRX	75th Percentile of KRX	Below Threshold
Payout Range (% of Target)	100%	50%	100%	150%	0%

Name	Performance Measure	Shares Awarded at Target	Award Level Payout	Award Level % Payout	Share Payout	Total Award Payout vs. Target (%)
Susan G. Riel	Return on Average Assets	12,566	Below Threshold	—%	0	—%
	Total Shareholder Return	12,567	Below Threshold	—%	0
Ryan A. Riel	Return on Average Assets	2,942	Below Threshold	—%	0	—%
	Total Shareholder Return	2,942	Below Threshold	—%	0
Paul Saltzman	Return on Average Assets	2,089	Below Threshold	—%	0	—%
	Total Shareholder Return	2,089	Below Threshold	—%	0
Janice L. Williams	Return on Average Assets	3,682	Below Threshold	—%	0	—%
	Total Shareholder Return	3,682	Below Threshold	—%	0
(1)Messrs. Newell and Geoghegan were not granted PRSUs that had a performance period ending December 31, 2025.
Treatment of LTIP Awards Under Termination Events
The Long-Term Incentive Plan details treatment of performance-vested restricted stock units ("PRSUs") and time vested equity under various employment termination events. For PRSU awards, if the grantee's employment with the Company is terminated due to death or disability (as defined in the Plan), before the last day of the applicable performance period, then the target number of PRSUs covered by the PRSU award will immediately vest. If the grantee's employment is terminated due to retirement (as defined in the Plan), before the last day of the applicable

Eagle Bancorp, Inc.	40	2026 Proxy Statement

performance period, then the grantee shall remain eligible to vest in the PRSUs at the end of the Performance Period based upon actual performance results .
Time vested equity awards provide that if the grantee's employment with the Company is terminated due to death or disability (as defined in the Plan), in each case before the last day of the vesting period, then the unvested time equity awards will vest immediately.
Upon a qualifying termination of employment in connection with a change in control (as defined in the Plan), time vested equity awards will vest and PRSUs' vesting will be based on the greater of "target" or actual performance measured through the change in control.
Other Factors Affecting Executive Compensation
Supplemental Executive Retirement Plan ("SERP")
The Company also provides certain of its executive officers, with a supplemental retirement benefit, in order to provide a retention incentive through multi-year vesting. The SERP provides for a lifetime retirement benefit utilizing annuities as a funding source. The primary impetus for utilizing annuities is a substantial savings in compensation expense for the Bank as opposed to a traditional SERP. The target retirement age for the benefit is 67, with reduced benefits prior to age 67. Please refer to the discussion accompanying the Summary Compensation Table and Pension Benefits for additional information regarding the SERP.
The Bank has adopted SERPs for certain named executive officers, including Ms. Riel and Ms. Williams.
Executive Perquisites
We do not provide significant perquisites or other personal benefits to our named executive officers. Our executive officers participate in our health and welfare benefit programs on the same basis as all of our employees. In 2025, we provided limited perquisites in line with market practice, including a housing allowance benefit for Ms. Riel and Mr. Saltzman.
401(k) Plan
Our 401(k) plan allows all eligible officers and employees of the Company to defer a portion of their compensation, and provides a match of up to 4% of their base salaries, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, all employees receive the same percentage match. For 2025, the employee match was 4%.
Health and Welfare Benefits
We provide health benefits to our executive officers, including the named executive officers, on the same basis as all of our full-time employees. These benefits include medical and dental benefits, short term and long term disability insurance, and basic life insurance coverage. The Company offers additional life insurance coverage to its executive officers and also provides long term care insurance coverage to eligible directors and executive officers. We design our employee benefits programs to provide choice and to be affordable and competitive in relation to the market, and to be compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Employment and Non-Compete Arrangements
Each of our named executive officers has an employment or compensation agreement (the "agreements"), which provides for regular severance benefits in the event of an involuntary termination of the executive’s employment without cause (or, where applicable, for good reason) and “double-trigger” severance benefits upon a qualifying termination in connection with a change in control of the Company. Each named executive officer is also party to a non-compete agreement, which provides for payments following termination without cause or in connection with a change in control, which payments are contingent on compliance with the non-competition, non-solicitation and non-interference provisions of the agreement following such termination. None of these agreements provide tax gross-ups. The Compensation Committee believes that the agreements provide continuity of executive management and employment security, which is conducive to maximum employee effort and valuable protections for the Company and its executive officers. The agreements also allow the executives to remain focused on the Company's interests and, where applicable, serves as consideration for the restrictive covenants in their agreements.

Eagle Bancorp, Inc.	41	2026 Proxy Statement

Material agreement terms, which comprise employment agreements and non-compete agreements, at the date of the agreement for our named executive officers are summarized as follows. Additional detail on potential termination and change in control payments under the agreements is provided under “Potential Payments Upon Termination or Change in Control.”

Ms. Riel
Term	An initial term of approximately three years, which automatically renews for an additional one-year period beginning on January 1, 2025 and each January 1 thereafter such that the remaining term is three years, unless either party gives notice of non-renewal at least 30 days before the end of the then-current term; provided that, in the event of a Change in Control, the term will be extended and terminate 36 months following the date of such Change in Control.
Base Salary	Initial base salary of $907,360, subject to increases from time to time at the discretion of the Compensation Committee.
Annual Bonus
Under her employment agreement, Ms. Riel is entitled to certain incentive bonus payments as determined by the Board approved incentive plans, which are subject to her achievement of performance criteria established by the Compensation Committee.

Long-term Incentive Award	Under her employment agreement, Ms. Riel is entitled to receive an annual equity award from the 2021 Equity Incentive Plans (or any successor plan) from time to time at the discretion of the Compensation Committee.
Non-Change in Control Severance
In the event the Bank terminates Ms. Riel's employment without cause or Ms. Riel terminates her employment with the Bank for good reason, the Bank will pay Ms. Riel the sum of (i) her salary at the rate in effect as of the termination date, plus (ii) the greater of (a) average cash bonuses earned in the prior three calendar years, or (b) the cash incentive that would be paid or payable to Ms. Riel at the target level for the Bank's fiscal year in which her termination date occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined) assuming Ms. Riel and the Bank were to satisfy all applicable performance-related conditions, payable in equal monthly installments for one year following the date on which the general release of claims is executed.

Change in Control	In addition to the non-Change in Control Severance summarized above, Ms. Riel would be entitled to receive lump sum payment equal to (A) 1.99 times the sum of (i) her annual salary at the highest rate in effect during the 12 month period immediately preceding her termination date plus (ii) the greater of (a) average cash bonuses earning in the prior three calendar years or (b) the cash incentive that would be paid to her at the target level for the Bank's fiscal year in which her termination date occurs assuming she and the Bank were to satisfy all applicable performance conditions and (B) 36 times the monthly premium of her healthcare coverage, in the event her employment is terminated by the Company without cause within 120 days prior to and in conjunction with or 12 months following a change in control or she terminates her employment for good reason within 12 months following a change in control.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

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Mr. Pozez(1)
Term	An initial term of approximately one year, which automatically renews for an additional one-year period beginning on January 1, 2025 and each January 1 thereafter such that the remaining term is one year, unless either party gives notice of non-renewal at least 30 days before the end of the then-current term; provided that, in the event of a Change in Control, the term will be extended and terminate 12 months following the date of such Change in Control.
Annual Retainer	Initial retainer of $1,320,000, subject to increases form time to time at the discretion of the Board.
Annual Bonus	Under his Amended Chairman Agreement, Mr. Pozez is not eligible for incentive bonus payments.
Long-term Incentive Award	Under his Amended Chairman Agreement, Mr. Pozez is entitled to receive equity awards as determined by the Compensation Committee in its sole discretion.
Non-Change in Control Severance
For the 12-month period following his delivery of a release, Mr. Pozez would be entitled to receive monthly in arrears an amount equal to one-twelfth (1/12) of the sum of (i) his then-current annual retainer and (ii) $1,148,653 in the event his service is terminated by the Company without cause, if he is not re-elected to the Board, or he terminates his service for good reason.

Change in Control
In addition to the non-Change in Control Severance summarized above, Mr. Pozez would be entitled to receive a lump sum payment equal to 1.99 times the sum of (i) his then-current annual retainer and (ii) $1,148,653 within 12 months following a change in control in the event his service is terminated by the Company without cause, if he is not re-elected to the Board, or he terminates his service for good reason.

Non-Competition Period	During service as a Director and for 12 months following termination of service.
Non-Solicitation Period	During service as a Director and for 12 months following termination of service.
(1) The information in this table is a summary of the contractual terms of the agreement with Mr. Pozez while serving as an executive officer during 2025. As noted below in the summary compensation table located on page 50, Mr. Pozez was not entitled to any severance amounts in this table upon his departure as a director of the Company and the Bank.

Mr. Newell
Term	No initial or renewal terms are defined. Mr. Newell can terminate employment at any time, such termination to be effective on the 90th day after he gives such notice to the Bank.
Base Salary	Initial base salary of $475,000, subject to adjustments from time to time at the discretion of the Compensation Committee.
Annual Bonus
Under his employment agreement, Mr. Newell is entitled to certain incentive bonus payments as determined by the Board approved incentive plans, which are subject to his achievement of performance criteria established by the Compensation Committee.

Long-term Incentive Award	Under his employment agreement, Mr. Newell is entitled to receive equity awards as determined by the Compensation Committee in its sole discretion.
Non-Change in Control Severance	In the event the Bank terminates Mr. Newell's employment without cause, the Bank will pay him the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date payable in equal monthly installments for one year following the date on which the general release of claims is executed.

Eagle Bancorp, Inc.	43	2026 Proxy Statement

Mr. Newell
Change in Control	In addition to the non-Change in Control Severance summarized above, Mr. Newell would be entitled to receive a lump sum payment equal to (A) 1.99 times the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date and (B) 36 times the monthly premium of his healthcare coverage, in the event his employment is terminated by the Company without cause within 120 days prior to and in conjunction with or 12 months following a change in control or he terminates his employment for good reason within 12 months following a change in control.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Geoghegan(1)
Term	No initial or renewal terms are defined. Mr. Geoghegan can terminate employment at any time, such termination to be effective on the 90th day after he gives such notice to the Bank.
Base Salary	Initial base salary of $425,000, subject to adjustments from time to time at the discretion of the Compensation Committee.
Annual Bonus	Under his employment agreement, Mr. Geoghegan is entitled to certain incentive bonus payments as determined by the Board approved incentive plans, which are subject to his achievement of performance criteria established by the Compensation Committee.
Long-term Incentive Award	Under his employment agreement, Mr. Geoghegan is entitled to receive equity awards as determined by the Compensation Committee in its sole discretion.
Change in Control	Mr. Geoghegan would be entitled to receive a lump sum payment equal to (A) 1.99 times the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date and (B) 36 times the monthly premium of his healthcare coverage, in the event his employment is terminated by the Company without cause within 120 days prior to and in conjunction with or 12 months following a change in control or he terminates his employment for good reason within 12 months following a change in control.
(1) In connection with his resignation from the Company and the Bank effective December 31, 2025, Mr. Geoghegan’s employment agreement was terminated as of October 21, 2025, except for certain surviving provisions therein. Pursuant to a Transition Agreement with General Release of Claims, dated October 21, 2025, Mr. Geoghegan received the following severance benefits upon his resignation, subject to execution and non-revocation of a general release in favor of the Company and the Bank and certain restrictive covenants: (i) a discretionary cash bonus for 2025 in the amount of $232,000, less all withholdings and deductions required by law; and (ii) continued vesting of all non-vested restricted stock awards that are subject to time-based vesting, all non-vested PRSUs and all non-vested stock option awards that are subject to time-based vesting, in each case in accordance with the vesting schedules set forth in the applicable equity plan and award agreements.

Mr. Riel
Term	No initial or renewal terms are defined. Mr. Riel can terminate employment at any time, such termination to be effective on the 90th day after he gives such notice to the Bank.
Base Salary	Initial base salary of $406,725, subject to adjustments from time to time at the discretion of the Compensation Committee.
Annual Bonus	Under his employment agreement, Mr. Riel is entitled to certain incentive bonus payments as determined by the Board approved incentive plans, which are subject to his achievement of performance criteria established by the Compensation Committee.

Eagle Bancorp, Inc.	44	2026 Proxy Statement

Long-term Incentive Award	Under his employment agreement, Mr. Riel is entitled to receive equity awards as determined by the Compensation Committee in its sole discretion.
Non-Change in Control Severance	In the event the Bank terminates Mr. Riel's employment without cause, the Bank will pay him the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date payable in equal monthly installments for one year following the date on which the general release of claims is executed.
Change in Control	In addition to the non-Change in Control Severance summarized above, Mr. Riel would be entitled to receive a lump sum payment equal to (A) 1.99 times the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date and (B) 36 times the monthly premium of his healthcare coverage, in the event his employment is terminated by the Company without cause within 120 days prior to and in conjunction with or 12 months following a change in control or he terminates his employment for good reason within 12 months following a change in control.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Saltzman
Term	No initial or renewal terms are defined. Mr. Saltzman can terminate employment at any time, such termination to be effective on the 90th day after he gives such notice to the Bank.
Base Salary	Initial base salary of $403,123, subject to adjustments from time to time at the discretion of the Compensation Committee.
Non-Change in Control Severance	In the event the Bank terminates Mr. Saltzman's employment without cause, the Bank will pay him the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date payable in equal monthly installments for one year following the date on which the general release of claims is executed.
Change in Control	In addition to the non-Change in Control Severance summarized above, Mr. Saltzman would be entitled to receive a lump sum payment equal to (A) 0.99 times the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding his termination date plus (ii) cash bonuses paid to him during the 12 months preceding the termination date and (B) 36 times the monthly premium of his healthcare coverage, in the event his employment is terminated by the Company without cause within 120 days prior to and in conjunction with or 12 months following a change in control or he terminates his employment for good reason within 12 months following a change in control.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Ms. Williams(1)
Term	No initial or renewal terms are defined. Ms. Williams can terminate employment at any time, such termination to be effective on the 90th day after she gives such notice to the Bank.
Base Salary	Initial base salary of $466,098, subject to adjustments from time to time at the discretion of the Board.

Eagle Bancorp, Inc.	45	2026 Proxy Statement

Ms. Williams(1)
Annual Bonus
Under her employment agreement, Ms. Williams is entitled to certain incentive bonus payments as determined by the Board approved incentive plans, which are subject to her achievement of performance criteria established by the Compensation Committee.

Long-term Incentive Award
Under her employment agreement, Ms. Williams is entitled to receive an annual equity award from the 2016 Equity Incentive Plans (or any successor plan) from time to time at the discretion of the Compensation Committee.

Non-Change in Control Severance	In the event the Bank terminates Ms. William's employment without cause, the Bank will pay her the sum of (i) annual salary at the rate being paid as of her termination date, plus (ii) the most recent annual cash bonus that was paid to her in respect of the calendar year immediately preceding the year of termination, in equal monthly installments for one year following the date on which the general release of claims is executed.
Change in Control	In addition to the non-Change in Control Severance summarized above, Ms. Williams would be entitled to receive a lump sum payment equal to 1.99 times the sum of (i) annual salary at the highest rate in effect during the 12 month period immediately preceding her termination date plus (ii) cash bonuses paid to her during the 12 months preceding the termination date in the event her employment is terminated by the Company without cause within 120 days prior to and in conjunction with or 12 months following a change in control or she terminates her employment for good reason within 12 months following a change in control. Following a change in control, Ms. Williams would be able to participate in the health and life insurance plans generally available to employees of the Bank for three years.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.
1.In connection with her retirement from the Bank effective June 30, 2025, Ms. Williams’ employment agreement was terminated.
Executive Compensation Process
The Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes the overall compensation philosophy and reviews and approves the executive compensation program, including the specific compensation of our executive officers, including the named executive officers other than our Chief Executive Officer. With respect to our Chief Executive Officer, the Compensation Committee reviews the Chief Executive Officer's compensation and provides recommendations to the Board of Directors, which has final authority over Chief Executive Officer compensation. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers.
The Compensation Committee considers information from its compensation consultant, as well as our Human Resources department, to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target bonus opportunities, actual bonus payments and equity awards for employees with a title of Executive Vice President and above. The Compensation Committee meets on a regularly scheduled basis and at other times, as needed.
The Compensation Committee regularly conducts a review of the executive compensation program to assess whether our compensation elements, actions and decisions (i) are aligned with our vision, mission, values, corporate goals and compensation philosophy, (ii) provide appropriate short term and long term incentives for our executive officers and (iii) are competitive with the compensation of the executives in comparable positions at the companies with which we compete for executive talent.
As part of this process, the Compensation Committee takes into consideration the CEO’s recommendations for NEOs other than the CEO and the Chief Real Estate Lending Officer. A market analysis is prepared by its independent compensation consultant. In the course of its deliberations, the Compensation Committee also considers competitive positioning, internal equity, and corporate and individual achievements against one or more short term and long term

Eagle Bancorp, Inc.	46	2026 Proxy Statement

performance objectives. The Compensation Committee considers all of this information in light of their individual experience, knowledge of the Company, knowledge of the peer companies, knowledge of each named executive officer and business judgment in making decisions regarding executive compensation and the executive compensation program.
As part of this process, the Compensation Committee also evaluates the performance of the CEO and the Chief Real Estate Lending Officer each year. The Compensation Committee approves, and recommends to the Board for approval, the base pay, bonus payments and equity awards of the Chief Retail Estate Lending Officer and the CEO, respectively. The CEO is not present during any of the deliberations regarding these compensation decisions.
The Role of Our Compensation Advisor
The Compensation Committee has engaged the services of Aon as its independent advisor on matters of executive and board compensation (the “Engagement”). Aon reports directly to the Compensation Committee and provides no other remunerated services to the Company or any of its affiliates. The Company has affirmatively determined that no conflicts of interest exist between the Company and Aon or any individuals working on the Company’s account on Aon's behalf. In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Aon:
•During 2025, Aon provided no services to and received no fees from the Company other than in connection with the Engagement;
•Aon has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;
•There are no business or personal relationships between Aon and any member of the Compensation Committee other than in respect of (i) the Engagement, or (ii) work performed by Aon for any other company, board of directors or compensation committee for whom such Committee member also serves as an independent director;
•No employee of Aon who works on matters related to the Company owns any stock of the Company; and
•There are no business or personal relationships between Aon and any executive officer of the Company other than in respect of the Engagement.
The Role of Management
Input from the CEO is considered by the Compensation Committee regarding the criteria to be used to determine base salary, bonuses and other benefits for named executive officers other than the CEO. Although input from the CEO is considered by the Compensation Committee, the Compensation Committee exercises final authority on compensation matters for all named executive officers.
Competitive Positioning & Proxy Peers
In making compensation decisions, the Compensation Committee considers the profitability and relative performance of the Company, as well as the intangible value and performance of the Company’s management team. In this review, the Compensation Committee seeks to evaluate executive pay in a manner that ensures future compensation arrangements for the selected executive officers are compliant with regulatory practices, competitive in the marketplace and reflective of the Company’s performance and culture. In this process, the Compensation Committee, with the assistance of the compensation advisor, selects a custom peer group of publicly-traded banks and bank holding companies, and may review other survey data, to help in the review and establishment of executive compensation arrangements.
The peer group used to help support 2025 compensation decisions contains 23 public banks with assets from approximately $8 billion to $30 billion. Our proxy peer group was selected based on several factors, including asset size, market capitalization, loan mix and portfolio content, geographic location and market size in which they operate. We considered market size to be an important factor as banks serving larger metropolitan markets often have a similar focus on commercial real estate loans and commercial & industrial loans.

Eagle Bancorp, Inc.	47	2026 Proxy Statement

Institutions
Amerant Bancorp Inc.	Independent Bank Group, Inc.
Atlantic Union Bankshares Corporation	Metropolitan Bank Holding Corp.
Berkshire Hills Bancorp, Inc.	OceanFirst Financial Corp.
Brookline Bancorp, Inc.	Pacific Premier Bancorp, Inc.
Byline Bancorp, Inc.	Provident Financial Services, Inc.
Columbia Financial Inc.	Sandy Spring Bancorp, Inc.
ConnectOne Bancorp, Inc.	Stellar Bancorp, Inc.
CVB Financial Corp.	Tompkins Financial Corporation
Dime Community Bancshares, Inc.	United Bankshares, Inc.
First Busey Corporation	Veritex Holdings, Inc.
Flushing Financial Corporation	WSFS Financial Corporation
Independent Bank Corp.
Other Compensation Policies
Clawback Policy
The Board of Directors has adopted a policy relating to the recovery of incentive compensation paid to executive officers in the event of certain restatements of our financial statements. This policy generally provides for the recoupment of erroneously awarded incentive-based compensation, including time-vested equity, received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including our NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. The policy is consistent with the SEC's adoption of rules to implement Section 954 of the Dodd-Frank Act and corresponding Nasdaq listing standards.
Stock Ownership Guidelines
The Company has adopted a policy requiring that our executive officers and directors own, directly or indirectly, shares of our common stock having a value as follows:
•CEO: 3 times base salary
•Directors: 3 times annual retainers
•Executive Officers: 2 times base salary
The persons subject to this requirement have five years after commencing service to attain the requisite ownership levels. During this five-year period and thereafter, except in the cases of financial hardship, no executive officer or director may sell or otherwise dispose of our common stock unless they are in compliance with their minimum holding requirement and such sale or disposal would not bring them out of compliance. Moreover, to the extent base salary or director compensation increase in any given year, the minimum holding requirement is incrementally increased, with directors and officers having five years to be in compliance with the new minimum holding requirement resulting from any such increase. Shares associated with our time-vested restricted stock awards (whether or not vested) count towards the holding requirement, but shares underlying unvested PRSUs and unexercised options do not.
All executive officers and directors required to be in compliance with the ownership guidelines were in compliance as of December 31, 2025.
Insider Trading Arrangements and Policies
We have adopted an insider trading policy governing the purchase, sale and/or other disposition of our securities by our directors, officers and employees and other covered persons, as well as the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K.

Eagle Bancorp, Inc.	48	2026 Proxy Statement

Risk Assessment of Incentive Compensation Programs
We regularly undertake a systematic risk analysis of each of our incentive compensation plans that is led by our risk management department and involves participants from our human resources department. We review the plan design and governance of each plan (including plan participants, performance measures, how performance is determined, and how well the plan is aligned with company goals and objectives) to determine whether the plan creates any undesired or unintentional risk of a material nature, taking into account the mitigation factors that exist for each plan. During 2025, the Compensation Committee reviewed and discussed risk assessments and reports prepared by our risk officers and determined that our incentive compensation plans are not reasonably likely to encourage unnecessary or excessive risk or have a material adverse impact on the company.
Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.

Members of the Compensation Committee
A. Leslie Ludwig, Chair
Kristen J. Pederson	James A. Soltesz	Benjamin M. Soto
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

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Executive Compensation Tables
The Summary Compensation Table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2025, 2024 and 2023. The Summary Compensation Table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers during 2025 under the Company’s broad-based 2021 Employee Stock Purchase Plan.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensat-ion(2)	Change in Pension Value and Non-Qualified Deferred Compensat-ion Earnings(3)	All Other Compensation(4)	Total
Susan G. Riel, Chief Executive Officer, and President of the Company and Bank	2025	$1,030,714	$—	$2,110,824	$—	$1,504	$106,601	$3,249,643
	2024	$952,728	$—	$2,017,169	$—	$—	$93,272	$3,063,169
	2023	$907,360	$—	$2,194,859	$—	$—	$89,418	$3,191,637
Norman R. Pozez, Former Executive Chairman of the Company and Bank	2025	$—	$—	$—	$—	$—	$499,741	$499,741
	2024	$—	$—	$1,131,129	$—	$—	$1,322,858	$2,453,987
	2023	$—	$—	$—	$—	$—	$1,322,858	$1,322,858
Eric R. Newell, SEVP, CFO of the Company	2025	$555,298	$—	$658,247	$—	$—	$25,899	$1,239,444
	2024	$482,868	$150,000	$171,363	$—	$—	$25,700	$829,931
	2023	$119,227	$100,000	$299,989	$—	$—	$2,466	$521,682
Kevin Geoghegan, Former EVP, Chief Credit Officer of the Bank(5)(8)	2025	$443,983	$232,000	$93,834	$—	$—	$27,810	$797,627
	2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ryan A. Riel, SEVP, Chief Real Estate Lending Officer of the Bank	2025	$510,705	$—	$544,612	$—	$—	$27,210	$1,082,527
	2024	$427,061	$—	$505,344	$—	$—	$27,010	$959,415
	2023	$406,725	$—	$513,850	$—	$—	$26,006	$946,581

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Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensat-ion(2)	Change in Pension Value and Non-Qualified Deferred Compensat-ion Earnings(3)	All Other Compensation(4)	Total
Paul Saltzman, EVP, Chief Legal Officer of the Company(6)	2025	$436,017	$—	$368,732	$—	$—	$55,265	$860,014
	2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Janice L. Williams, Former SEVP, Chief Credit Officer of Bank(7)	2025	$300,164	$—	$630,861	$—	$21,060	$19,128	$971,213
	2024	$573,843	$—	$614,645	$—	$5,400	$25,421	$1,219,309
	2023	$551,772	$—	$643,098	$—	$115,673	$24,821	$1,335,364
(1)The per-share grant date fair value for PRSUs granted in 2025 with respect to 2024 performance with non-market-based performance conditions was equal to the closing price of the common stock on the date the shares were granted, or $22.76. The per-share grant date fair value for PRSUs granted in 2025 with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology, which resulted in a per-share grant date fair value of $13.62. The grant date fair value for PRSUs granted is based on the probable outcomes of the performance conditions as determined in accordance with FASB ASC Topic 718. The grant date fair value of the PRSUs granted in 2025 with respect to 2024 performance, assuming the highest level of performance conditions is met, would have been $1,726,267 for Ms. Riel, $538,333 for Mr. Newell, $76,746 for Mr. Geoghegan, $445,400 for Mr. Riel, $301,554 for Mr. Saltzman and $515,925 for Ms. Williams. Mr. Pozez did not receive any grant in 2025. For time-vested restricted stock, fair value is based on the Company’s closing price on the date of grant as determined in accordance with FASB ASC Topic 718. For more information about the Company's stock awards and the assumptions used to calculate their fair value, see Note 15 – Stock-Based Compensation in the Notes to Consolidated Financial Statements included in Item 8. Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Reflects amounts awarded under the Company’s Senior Executive Incentive Plan. Amounts shown are based on performance in the year indicated and are paid in the following year. No cash awards were earned in 2025, as the Senior Executive Incentive Plan funding requirement was not met.
(3)Represents the value of the increase in the named executive officer’s accumulated benefit under such officer's SERP, assuming normal retirement at age 67 and discount rates of 5.0% for all applicable NEOs. Amounts reflected in this column are not currently payable to the named executive officers and are not considered for purposes of determining the identities of the named executive officers. Please refer to the discussion under the caption “SERPs” below, and to the Pension Benefits table below for additional information about the SERPs.
(4)For NEOs other than Mr. Pozez, other compensation reflects the following items: car allowance, insurance premiums, housing, and 401(k) matching as described in the following table. For Mr. Pozez, other compensation reflects (i) cash fees paid for service as Executive Chairman in accordance with the Chairman Compensation Agreement and (ii) premiums on long term care insurance provided to non-employee directors as described in the following table.
(5)Mr. Geoghegan was not an NEO in 2023 and 2024. In connection with his resignation from the Company and the Bank effective December 31, 2025, Mr. Geoghegan entered into a Transition Agreement under which, subject to execution and non-revocation of a general release in favor of the Company and the Bank and certain restrictive covenants, he was eligible for the 2025 bonus payment and continued vesting of his unvested restricted stock awards that are subject to time-based vesting, unvested PRSUs and all unvested stock option awards that are subject to time-based vesting, in each case in accordance with the vesting schedules set forth in the applicable equity plan and award agreements. See "Employment and Non-Compete Arrangements" for more information about Mr. Geoghegan's Transition Agreement.
(6)Mr. Saltzman was not an NEO in 2023 and 2024.
(7)Ms. Williams retired from the Bank effective June 30, 2025.
(8)As discussed under "Employment and Non-Compete Arrangements," Mr. Geoghegan received a discretionary cash bonus for 2025 in the amount of $232,000 (the "2025 bonus payment") pursuant to his Transition Agreement.

Eagle Bancorp, Inc.	51	2026 Proxy Statement

Breakout of Other Compensation

Name	Year	Car Allowance	Insurance Premiums	Housing	Fees Earned or Paid in Cash	401(k) Matching Contributions	Total All Other Compensation
Susan G. Riel	2025	$18,000	$8,267	$66,334	$—	$14,000	$106,601
	2024	$18,000	$8,267	$53,205	$—	$13,800	$93,272
	2023	$18,000	$8,267	$49,951	$—	$13,200	$89,418
Norman R. Pozez	2025	$—	$1,193	$—	$498,548	$—	$499,741
	2024	$—	$2,858	$—	$1,320,000	$—	$1,322,858
	2023	$—	$—	$—	$1,322,858	$—	$1,322,858
Eric R. Newell	2025	$9,000	$2,899	$—	$—	$14,000	$25,899
	2024	$9,000	$2,900	$—	$—	$13,800	$25,700
	2023	$2,077	$389	$—	$—	$—	$2,466
Kevin Geoghegan	2025	$9,000	$4,810	$—	$—	$14,000	$27,810
	2024	N/A	N/A	N/A	N/A	N/A	N/A
	2023	N/A	N/A	N/A	N/A	N/A	N/A
Ryan A. Riel	2025	$12,000	$1,210	$—	$—	$14,000	$27,210
	2024	$12,000	$1,210	$—	$—	$13,800	$27,010
	2023	$12,000	$806	$—	$—	$13,200	$26,006
Paul Saltzman	2025	$9,000	$5,303	$26,962	$—	$14,000	$55,265
	2024	N/A	N/A	N/A	N/A	N/A	N/A
	2023	N/A	N/A	N/A	N/A	N/A	N/A
Janice L. Williams	2025	$4,500	$2,621	$—	$—	$12,007	$19,128
	2024	$9,000	$2,621	$—	$—	$13,800	$25,421
	2023	$9,000	$2,621	$—	$—	$13,200	$24,821

Supplemental Executive Retirement Plan (SERP)
The Bank adopted SERPs for certain named executive officers.
Under the SERP, upon an executive’s retirement, the Bank will pay a stated monthly payment for the executive’s lifetime. The retirement benefit is tied to a percentage of the executive’s projected average base salary over the five years preceding retirement, assuming retirement at age 67 and a discount rate of 5.00% for all NEOs. The SERP provides that (a) the benefits vest ratably over six years of service to the Bank, with the executive receiving credit for years of service prior to entering into the SERP, (b) death, disability and change-in-control will be deemed to be retirement resulting in immediate vesting, and (c) the monthly amount will be reduced if retirement occurs earlier than age 67 for any reason other than death, disability or change-in-control. The SERP further provides for a death benefit in the event the executive has not received at least 180 monthly installments of supplemental retirement benefits; the death benefit will be based upon an election by the executive for either a lump sum payment or continued monthly installment payments, such that the executive and the executive’s beneficiary have received payment(s) sufficient to equate to a cumulative 180 monthly installments. The benefits to the named executive officers as of December 31, 2025 are as set forth in the following table.

Name	Company Title	Percentage of Projected Salary
Susan G. Riel	Chief Executive Officer, and President	35%
Janice L. Williams	Senior Executive Vice President	30%

Eagle Bancorp, Inc.	52	2026 Proxy Statement

The SERP Agreements are unfunded arrangements maintained primarily to provide supplemental retirement benefits and comply with Section 409A of the Internal Revenue Code (the “Code”). The Bank has elected to finance the retirement benefits by purchasing annuities that have been designed to provide a future source of funds for the lifetime retirement benefits of the SERP Agreements. The primary impetus for utilizing annuities is a substantial savings in compensation expense for the Bank as opposed to a traditional SERP. For additional information regarding the SERP, please refer to the table under the caption “Pension Plan.”
2025 Grants of Plan-Based Awards
The following table presents information regarding awards made during 2025 to named executive officers under the Company’s 2021 Stock Plan and SEIP.

Eagle Bancorp, Inc.	53	2026 Proxy Statement

Name	Grant Date	Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units(2)	All Other Option Awards Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards at Target
			Threshold	Target	Cap	Threshold	Target	Stretch / Maximum
Susan G. Riel	2/26/2025	SEIP	$668,815	$1,131,841	$2,263,681	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	21,089	N/A	N/A	$479,986
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	57,142	$22.76	$479,993
	2/26/2025	PRSUs	N/A	N/A	N/A	$31,634	$63,268	$94,902	N/A	N/A	N/A	$1,150,845
Norman R. Pozez	2/26/2025	SEIP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	PRSUs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Eric R. Newell	2/26/2025	SEIP	$333,179	$499,768	$999,536	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	6,576	N/A	N/A	$149,670
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17,820	$22.76	$149,688
	2/26/2025	PRSUs	N/A	N/A	N/A	$9,865	$19,730	$29,595	N/A	N/A	N/A	$358,889

Eagle Bancorp, Inc.	54	2026 Proxy Statement

Kevin Geoghegan	2/26/2025	SEIP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	937	N/A	N/A	$21,326
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,541	$22.76	$21,344
	2/26/2025	PRSUs	N/A	N/A	N/A	$1,407	$2,813	$4,220	N/A	N/A	N/A	$51,164
Ryan A. Riel	2/26/2025	SEIP	$307,484	$461,226	$922,451	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	5,441	N/A	N/A	$123,837
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	14,743	$22.76	$123,841
	2/26/2025	PRSUs	N/A	N/A	N/A	$8,162	$16,324	$24,486	N/A	N/A	N/A	$296,934
Paul Saltzman	2/26/2025	SEIP	$174,407	$261,610	$523,220	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	3,684	N/A	N/A	$83,848
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,982	$22.76	$83,849
	2/26/2025	PRSUs	N/A	N/A	N/A	$5,526	$11,052	$16,578	N/A	N/A	N/A	$201,036
Janice L. Williams	2/26/2025	SEIP	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/26/2025	Time Vested Restricted Stock	N/A	N/A	N/A	N/A	N/A	N/A	6,303	N/A	N/A	$143,456
	2/26/2025	Stock Options	N/A	N/A	N/A	N/A	N/A	N/A	N/A	17,078	$22.76	$143,455
	2/26/2025	PRSUs	N/A	N/A	N/A	$9,455	$18,909	$28,364	N/A	N/A	N/A	$343,950
(1)The amounts under Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the amount which the named executive officer could have earned with respect to 2025 performance under the SEIP if each of the performance targets established by the Compensation Committee were achieved. The target opportunities for the named executive officers ranged from 60% to 110% of salary. Achievement of threshold, target and maximum corresponded to payout at 85%, 100% and 115% of target opportunities, respectively (with proportional payouts if performance is above threshold and between payout levels). Actual payouts are subject to a cap on each performance metric as previously described, and no amounts were payable if the Company does not achieve at least 85% of the adjusted net income target. No amounts were actually earned with respect to 2025 performance.
(2)The amounts under All Other Stock Awards and Grant Date Fair Value of Stock and Option Awards reflect the shares of restricted stock and PRSUs granted in 2025 under the 2021 Stock Plan.

Eagle Bancorp, Inc.	55	2026 Proxy Statement

2025 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock-based awards for each NEO outstanding as of December 31, 2025.

Award (3)	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options not Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unvested Stock or Units, or Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Market or Payout Value (at target) of Shares or Units of Stock, or Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Susan G. Riel
2023 Time Vested Stock or Units					8,378	$179,457
2024 PRSUs					58,219	$1,247,051	58,219	$1,247,051
2024 Time Vested Stock or Units					25,875	$554,243
2025 PRSUs					63,268	$1,355,201	63,268	$1,355,201
2025 Time Vested Stock or Units					21,089	$451,726
2025 Options	0	57,142	$22.76	2/26/2035
Norman R. Pozez
2024 PRSUs					32,646	$699,277	32,646	$699,277
2024 Time Vested Stock or Units					14,510	$310,804
Eric R. Newell
2023 Time Vested Stock or Units					4,606	$98,661
2024 PRSUs					4,946	$105,943	4,946	$105,943
2024 Time Vested Stock or Units					2,198	$47,081
2025 PRSUs					19,730	$422,617	19,730	$422,617
2025 Time Vested Stock or Units					6,576	$140,858
2025 Options	0	17,820	$22.76	2/26/2035

Eagle Bancorp, Inc.	56	2026 Proxy Statement

Kevin Geoghegan
2025 PRSUs					2,813	60,254	2,813	$60,254
2025 Options	0	2,541	$22.76	2/26/2035
Ryan A. Riel
2023 Time Vested Stock or Units					1,962	42,026
2024 PRSUs					14,585	312,411	14,585	$312,411
2024 Time Vested Stock or Units					6,482	138,844
2025 PRSUs					16,324	349,660	16,324	$349,660
2025 Time Vested Stock or Units					5,441	116,546
2025 Options	0	14,743	$22.76	2/26/2035
Paul Saltzman
2020 Options	2,500	0.00	$47.95	1/6/2030
2023 Time Vested Stock or Units					1,393	29,838
2024 PRSUs					9,970	213,557	9,970	$213,557
2024 Time Vested Stock or Units					4,431	94,912
2025 PRSUs					11,052	236,734	11,052	$236,734
2025 Time Vested Stock or Units					3,684	78,911
2025 Options	0	9,982	$22.76	2/26/2035
Janice L. Williams
2024 PRSUs					17,740	379,991	17,740	$379,991
2025 PRSUs					18,909	405,031	18,909	$405,031
2025 Options	0	17,078	$22.76	2/26/2035
(1)Represents 2023-2025 grants of PRSUs and time-vested restricted stock awards, restricted stock units and options pursuant to the Company's 2021 Stock Plan. The awards are generally granted in February of each year. PRSUs vest in one installment based on a 3-years of continued service if underlying performance goals relating to three-year measurement period are met. Time-vested restricted stock and options vest in three equal annual installments commencing on the first anniversary of the date of grant.
(2)Based on the $21.42 closing price of the common stock on December 31, 2025.
(3)Restricted stock awards granted in 2023 vest on February 13th in 2024, 2025, and 2026. Restricted stock awards granted in 2024 vest on February 12th in 2024, 2025, and 2026. RSUs and options granted in 2025 vest on February 26th in 2025, and 2026. PRSUs granted in 2024 and 2025 vest on December 31st, 2026 and December 31st, 2027, respectively.

Eagle Bancorp, Inc.	57	2026 Proxy Statement

2025 Options Exercised and Stock Vested
The following table sets forth information regarding shares underlying restricted stock or restricted stock unit awards (time-vested and performance-vested) held by named executive officers which vested during 2025, and the value realized upon such vesting based on the closing price on the vesting date. No options were exercised by the named executive officers during 2025. The following table does not reflect rights to purchase shares of common stock at a discount to the market price granted to or exercised by named executive officers under the Company’s broad-based 2021 Employee Stock Purchase Plan.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Susan G. Riel	-	-	26,889	$683,979
Norman R. Pozez	-	-	7,254	$183,889
Eric R. Newell	-	-	5,705	$124,908
Kevin Geoghegan	-	-	1,930	$39,507
Ryan A. Riel	-	-	8,073	$205,669
Paul Saltzman	-	-	4,618	$117,481
Janice L. Williams	-	-	24,888	$533,973

2025 Pension Benefits
The following table provides information regarding the present value of the accumulated benefit to each of the named executive officers based on the number of years of credited service under the SERP as of December 31, 2025. Please refer to the discussion under the caption “Supplemental Executive Retirement Plan” and accompanying the Summary Compensation Table for additional information regarding the SERP.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits(1)	Payments During Last Fiscal Year
Susan G. Riel	Supplemental Executive Retirement and Death Benefit Agreement	26	$1,786,809	$--
Norman R. Pozez	Supplemental Executive Retirement and Death Benefit Agreement	N/A	$—	N/A
Eric R. Newell	Supplemental Executive Retirement and Death Benefit Agreement	N/A	$—	N/A
Kevin Geoghegan	Supplemental Executive Retirement and Death Benefit Agreement	N/A	$—	N/A
Ryan A. Riel	Supplemental Executive Retirement and Death Benefit Agreement	N/A	$—	N/A
Paul Saltzman	Supplemental Executive Retirement and Death Benefit Agreement	N/A	N/A	N/A
Janice L. Williams	Supplemental Executive Retirement and Death Benefit Agreement	21	$1,007,516	$--
(1)Calculated based on the utilization of the unit credit actuarial method for quantifying accumulated benefits, based on an annuity product which is used to finance the benefits and a discount rate of 5.00% for all applicable NEOs.

Eagle Bancorp, Inc.	58	2026 Proxy Statement

Potential Payments Upon Termination or Change in Control
The estimated amounts to which each of the continuing named executive officers would be entitled if he/she were terminated other than (i) for cause by the Company or (ii) in connection with a change in control as of December 31, 2025 is set forth in column B of the table below. Such amounts represent full payment of amounts due under the non-compete agreements, as well as the cost of health care continuation for one year.
The estimated amounts to which each of the continuing named executive officers would be entitled to receive upon a termination without cause by the Company or a resignation by the named executive officer due to adverse changes in employment circumstances in connection with a change in control (a "CIC Termination") as of December 31, 2025, are (i) the cash severance payments under the employment agreements, the amount payable under the non-compete agreements and the value of three years of health insurance at current rates, which are collectively set forth in column C of the table below, (ii) the value of the accelerated equity awards set forth in column D of the table below, and (iii) the value of the accelerated vesting of benefits under the SERP in column E. The sum of these three amounts is set forth in column F. PRSUs outstanding under the 2021 Equity Incentive Plan (the "2021 Stock Plan") would vest at the greater of target or actual performance (determined as of the change in control). We have assumed for the purposes of valuing accelerated vesting of PRSUs in column D of the table below that outstanding PRSUs will be paid out at the target level upon a CIC Termination. For PRSU awards outstanding under the 2021 Stock Plan, the same treatment would apply to the extent the awards are not assumed, converted or replaced by the surviving company in a change in control, even if the named executive officer’s employment is not terminated.
Upon death or disability, the named executive officers would be entitled to receive accelerated vesting of their outstanding equity awards, (with PRSUs vesting at the target level), the estimated value of which is reflected in column D below.
Upon a qualifying retirement, the continuing named executive officers' PRSUs outstanding under the 2021 Plan would remain eligible to vest at the end of the performance period, based on actual performance. The estimated value of accelerated vesting of outstanding PRSUs is included in column D below (assuming, for purposes of the calculation, that PRSUs will vest at the target level).
The named executive officers are subject to a modified cutback, so that if such officers would receive “excess parachute payments” within the meaning of Section 280G of the Code upon a change in control, they will only receive whichever of the following two options will yield a greater after-tax benefit: (i) accepting all of the intended payments and paying the excise tax personally, or (ii) waiving the payments over the excise tax threshold such that no excise tax is payable.

A	B	C	D	E	F
Name	Payment Following Termination Without Cause(1)	Amounts Payable Upon a Change in Control
		Cash Payment Upon Termination in Connection with a Change in Control(2)	Value of Equity Awards Accelerated Upon a Change in Control(3)	Value of SERP Vesting Acceleration	Total Amount Payable Upon a Change of Control (Sum of Columns C, D, & E)(4)
Susan G. Riel	$2,184,244	$6,531,108	$4,962,029	$—	$11,493,137
Eric R. Newell	$564,995	$1,689,433	$1,036,021	$—	$2,725,454
Ryan A. Riel	$539,911	$1,614,625	$1,238,954	$—	$2,853,579
Paul Saltzman	$459,010	$936,654	$850,545	$—	$1,787,199
(1)    Includes amounts payable under non-compete agreements and the value of one (1) year of health insurance coverage at current rates.
(2)    Includes (i) estimated maximum cash payment upon termination in connection with a change in control under employment agreements and non-compete agreements and (ii) the value of three (3) years of health insurance at current rates.
(3)    Reflects the value of unvested shares of restricted stock and PRSUs based on the closing price for the common stock on December 31, 2025 (assuming vesting of the target number of shares subject to the PRSU awards) upon a CIC Termination. Out of the money options have been excluded from the calculation. The same treatment would apply to PRSUs granted under the 2021 Stock Plan, to the extent the awards are not assumed, converted or replaced by the surviving company in a change in control. Also includes the value of the unvested shares of options reflecting the excess of the last trade price for the common stock on December 31, 2025 over the exercise or strike price of unvested options.
(4)    Does not reflect adjustment, if any, to total amount for effect of Section 280G limitation.

Eagle Bancorp, Inc.	59	2026 Proxy Statement

Mr. Pozez is not included in the table above, as he did not stand for re-election as a director of the Company and the Bank at the end of his term, which expired at the Company’s 2025 Annual Meeting. As a result of Mr. Pozez's retirement, upon his separation 32,646 PRSUs performance shares remained eligible to be earned and 14,510 time-vested restricted stock awards shares continue to vest (with an aggregate value of $901,623 (assuming target performance for the PRSUs) based on the closing price of the Company’s common stock on Mr. Pozez’s retirement date of 5/15/2025).
Mr. Geoghegan is not included in the table above, as he resigned from the Company and the Bank with his last day of work being December 31, 2025. Pursuant to his Transition Agreement, Mr. Geoghegan received the following benefits upon his resignation, subject to execution and non-revocation of a general release in favor of the Company and the Bank and certain restrictive covenants: (i) a discretionary cash bonus for 2025 in the amount of $232,000, less all withholdings and deductions required by law; and (ii) continued vesting of his unvested restricted stock awards that are subject to time-based vesting, unvested PRSUs and unvested stock option awards that are subject to time-based vesting, in each case in accordance with the vesting schedules set forth in the applicable equity plan and award agreements. The value of the portion of Mr. Geoghegan’s outstanding equity awards that remained eligible to vest upon his departure, using the closing price of the Company’s common stock on December 31, 2025, was $184,393 (assuming PRSUs are earned at target, and stock options are evaluated using the grant date FMV).
Ms. Williams is not included in the table above, as she retired from the Company and the Bank effective June 30, 2025. In connection with her retirement, 17,078 stock options and 44,013 PRSUs performance shares continue to vest and 16,642 time-vested restricted stock awards shares were accelerated and vested (with an aggregate value of $1,325,015 (assuming target performance for the PRSUs, and stock options are evaluated using the grant date FMV) based on the closing price of the Company’s common stock on Ms. Williams’s retirement date of June 30, 2025).
CEO Pay Ratio
As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer, to our median employee.
To determine the annual total compensation of our CEO and our median employee:
•We identified the median employee by calculating the total cash compensation of all persons who were employed by us as of year-end 2025, including full time and part time employees.
•For determining our median employee, we consider regular pay for salaried and hourly employees, overtime, and taxable cash benefits, including cash incentive payments and auto allowances, and referral fee income for 2025, as reflected by our internal payroll records. We did not consider non-taxable compensation in selecting the median employee. We make annualizing adjustments to the compensation of full time employees who join us mid-year. We then ranked the 2025 compensation received by all of the employees in our employee population, other than our CEO, to determine our median employee.
•For 2025, for the same median employee, we calculated 2025 annual total compensation in the same manner as our named executive officers’ compensation is determined for purposes of the Summary Compensation Table.
Based on this methodology, we determined that:
•The annual total compensation of our median employee was $111,403.
•The annual total compensation of our CEO, as reflected in the Summary Compensation Table, was $3,249,643.
•The ratio of CEO compensation for 2025 to that of the median employee was 29 to 1.
Because different companies may determine their median employee based on different factors and using different adjustments, assumptions or exclusions, our pay ratio may not be comparable to the pay ratio disclosed by other companies.

Eagle Bancorp, Inc.	60	2026 Proxy Statement

Timing and Pricing of Equity Awards
Our equity award process is independent of any consideration of the timing of the release of material nonpublic information ("MNPI"), including with respect to the determination of grant dates or stock option exercise prices. Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation.

For our annual equity-based awards, including any annual stock option awards, the grant date has typically been in February of each year when our Compensation Committee and the full Board of Directors meet. This procedure for the timing of equity-based awards is intended to ensure that grant timing is not manipulated for employee gain. Consistent with this practice, during 2025, we granted annual stock option awards to each of our NEOs (except for Mr. Pozez) effective February 26, 2025, one business day before we filed our Annual Report on Form 10-K for the year ended December 31, 2024. The following information is provided in accordance with Item 402(x)(2) regarding the grant of stock options in 2025 within four business days before, or within one business day after, the filing of a report on Forms 10-K, 10-Q, or 8-K disclosing material nonpublic information.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award(1)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of MNPI and the Trading Day Beginning Immediately Following the Disclosure of MNPI(2)

Susan G. Riel	2/26/2025	57,142	$22.76	$479,993	2.24%
Eric R. Newell	2/26/2025	17,820	$22.76	$149,688	2.24%
Kevin Geoghegan	2/26/2025	2,541	$22.76	$21,344	2.24%
Ryan A. Riel	2/26/2025	14,743	$22.76	$123,841	2.24%
Paul Saltzman	2/26/2025	9,982	$22.76	$83,849	2.24%
Janice L. Williams	2/26/2025	17,078	$22.76	$143,455	2.24%
(1)Each of the option awards has a ten-year term and vest over three years. The aggregate grant date fair value of stock options granted during the fiscal year is determined in accordance with FASB ASC 718. The exercise price of the options is equal to the closing price of our common stock on the date of grant.
(2)Calculated using the closing price of our common stock on February 28, 2025 and February 27, 2025, of $23.26 and $22.75 per share, respectively, based on the filing of our Annual Report on Form 10-K after market close on February 27, 2025.
Equity Compensation Plan Information
The following table sets forth information, as of December 31, 2025, about common stock that may be issued upon exercise of options under stock-based benefit plans maintained by the Company, as well as the number of securities available for issuance under equity compensation plans:

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Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b)) (2)
Equity compensation plans approved by security holders	429,227	$7.35	945,268
Equity compensation plans not approved by security holders	0	$—	0
Total	429,227	$7.35	945,268
(1)Consists of awards issued under the 2021 Plan. This amount includes 293,326 shares of PRSUs, and 135,901 shares of time-based options. The PRSUs are assumed to vest at target, with weighted average exercise price of $0.
(2)Consists of shares available under the Eagle Bancorp, Inc. 2025 Equity Incentive Plan, which are available for future awards of stock options, restricted stock awards and restricted stock units, as determined by the Compensation Committee in its discretion. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited, cancelled or expire before delivery of the shares. The number of shares available may increase or decrease depending on actual performance and the number of PRSUs earned.

Certain Relationships and Related Party Transactions
The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of the Company’s directors, executive officers, and their related parties. The Company maintains a Related Party Transactions Policy (the "RPT Policy") that provides guidelines for the review, approval and monitoring of transactions between the Company and certain related persons. There are generally three types of related party transactions that are subject to the RPT Policy: (1) loans to related parties, (2) transactions with related parties that are vendors to the Company (fee-based), and (3) salary adjustments and promotions of employees that are related to directors or executive officers. In accordance with the RPT Policy, all such transactions have been on substantially the same terms, including interest rates, maturities, collateral requirements, fees paid, salary/total compensation, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such related party loans are either fully repaid or performing and none of such loans disclosed are nonaccrual, past due, restructured or rated substandard or worse.
Pursuant to the RPT Policy, the Board and its committees are actively involved in reviewing, approving and monitoring related party transactions. The Audit Committee reviews all such activity and oversees the effectiveness of the controls associated with the approval and monitoring of such transactions. The Board-level approval of such transactions is aligned with the three types of related party transactions covered by the RPT Policy, as follows:
•To the extent not otherwise required to be approved by the Board (e.g., by Regulation O, 12 CFR Part 215), related party loan requests are reviewed and approved by the Risk Committee, which assumed such responsibility from the Credit Oversight Committee of the Bank on April 1, 2023;
•Vendor related party transaction requests are reviewed and approved by the Risk Committee; and
•Related party compensation adjustments and promotion requests are reviewed and approved by the Compensation Committee.
As noted earlier, all related party transactions are reported to the Audit Committee for their review, and similarly such transactions are reported to the Board.
The EagleBank Foundation is a 501(c)(3) non-profit, raising over $7.0 million (since inception) to improve the well-being of our community by providing financial support to local charitable organizations that help foster and strengthen vibrant, healthy, cultural and sustainable communities. During 2025, the Company and its subsidiaries paid $135 thousand to the EagleBank Foundation to support its donations to various charities.

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Ryan A. Riel, the son of Ms. Riel, is employed by the Bank as Senior Executive Vice President and Chief Real Estate Lending Officer. For 2025, Mr. Riel’s total compensation was $1,082,527, including 2025 base earnings, and awards of restricted stock made in 2026 for performance year 2025. The Compensation Committee in its sole discretion makes compensation decisions for Mr. Riel on the same basis as all other executive officers of the Company.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. Crowe served as the Company's independent registered public accounting firm in 2025 and 2024.
Services provided to the Company and its subsidiaries by Crowe in 2025 and 2024 are described under “Fees Paid to Independent Accounting Firms” below. Additional information regarding the Audit Committee is provided below.
Representatives of Crowe are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.
Fees Paid to Independent Accounting Firm

	2025	2024
Audit fees(1) - Crowe LLP	$1,083,563	$944,500
Audit related fees(2) - Crowe LLP	42,000	47,250
All other fees - Crowe LLP	26,250	72,353
Total	$1,151,813	$1,064,103
(1)Audit Fees consist of the aggregate amount of fees billed to the Company for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings.
(2)Audit–Related Fees consist of the aggregate amount of fees billed to the Company for services related to the performance of other audit services in connection with the Company’s securities and regulatory filings and HUD audits.
None of the engagements of Crowe to provide non-audit services were made pursuant to the de minimis exception to the pre-approval requirement contained in the rules of the SEC and the Company’s Audit Committee charter. Audit services may not be approved under the de minimis exception.
Audit Committee Report
The Audit Committee has:
•reviewed and discussed with management the audited consolidated financial statements and the auditors’ report on internal controls included in the Company’s Annual Report on Form 10-K;
•discussed with Crowe, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and letter from Crowe as required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Crowe, its independence.

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Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Crowe is compatible with the auditor’s independence.

Members of the Audit Committee
Matthew D. Brockwell, Chair
Steven J. Freidkin	Theresa G. LaPlaca	Theodore A. Wilm
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Vote Required and Board Recommendation
The affirmative vote of a majority of votes cast on the proposal is required for approval of the ratification of the appointment of the independent registered public accounting firm. If the shareholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Crowe, and may retain Crowe or another firm, without resubmitting the matter to shareholders.
Proposal 2: The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Proposal 3: Non-Binding Advisory Vote on Executive Compensation
Section 14A of the Exchange Act, added as Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules of the SEC adopted thereunder (“Section 14A”), requires that a separate, advisory, shareholder resolution to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC, must be included in the Company’s proxy materials for the Annual Meeting. As a result, the Company is providing shareholders with the opportunity to cast a non-binding advisory vote at the meeting to approve the compensation of the Company’s executives. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program through the following resolution:
RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement for the 2026 Annual Meeting pursuant to the rules of the SEC, which disclosure includes the “Compensation Discussion and Analysis” section, the tabular disclosure regarding named executive officer compensation and the accompanying narratives.
Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under Section 14A, the vote may not be construed as overruling a decision by the Company or the Board of Directors; changing or implying any change in the fiduciary duties of the Company or the Board of Directors; or creating or implying any additional fiduciary duty of the Company or the Board of Directors. The next Say-on-Pay proposal will be put before shareholders at the 2027 Annual Meeting.
Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” including the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosures.

Eagle Bancorp, Inc.	64	2026 Proxy Statement

Vote Required and Board Recommendation
The affirmative vote of a majority of the votes cast at the meeting on the proposal is required for the approval of this resolution. We believe our compensation policies are strongly aligned with the long term interests of the Company and its shareholders.
Proposal 3: The Board of Directors recommends that shareholders vote FOR approval of this non-binding, advisory resolution approving our named executive officer compensation.
Form 10-K Annual Report
The Company will provide, without charge, to any shareholder entitled to vote at the meeting or any beneficial owner of common stock solicited hereby, a hard copy of its Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, upon the written request of such shareholder. Requests should be directed to Jane E. Cornett, Corporate Secretary of the Company, at the Company’s executive offices, 7500 Old Georgetown Road, 15th Floor, Bethesda, Maryland 20814. It is also available electronically through www.sec.gov and www.eaglebankcorp.com.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on SEC Forms 3, 4 and 5.
Based solely upon the Company’s review of the copies of the Forms 3 and 4 which have been filed electronically with the SEC during the year ended December 31, 2025, and Forms 5 filed electronically with the SEC with respect to the year ended December 31, 2025, and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except for:
•Ms. Pederson, a Form 3 filed December 1, 2025, to report Ms. Pederson's initial ownership of Company securities upon her appointment as Director, effective September 8, 2025, or through the date of the filing, and that there was no share activity during this period;
•Mr. Mathews, a Form 4 filed November 24, 2025, to report two open market purchases of common stock, one on November 19, 2025 (1,500 shares) and one on November 21, 2025 (1,500 shares), the former of which was delinquently reported;
•Mr. Wilm, a Form 3 filed September 25, 2025, to report Mr. Wilm's initial ownership of Company securities upon his appointment as Director, effective September 8, 2025, or through the date of the filing, and that there was no share activity during this period; and
•Mr. Geoghegan, a Form 4 filed September 25, 2025, to report the withholding of 624 shares of common stock by the Company to satisfy tax obligations in connection with the partial vesting of a restricted stock award on September 15, 2025.

Eagle Bancorp, Inc.	65	2026 Proxy Statement

Q&A About the Proxy Materials and Our Annual Meeting
When and where is the Annual Meeting being held? How do I attend the Annual Meeting virtually?
The virtual Annual Meeting is being held at 10:00 A.M., EDT on Thursday, May 14, 2026. The Annual Meeting is open to all of our shareholders. The Annual Meeting will be held in a virtual meeting format only at http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com]. You will not be able to attend the Annual Meeting in person. You will be able to participate in the Annual Meeting if you were a shareholder of record on the Record Date (March 19, 2026) or hold a valid legal proxy for the Annual Meeting.
To attend the Annual Meeting, you will need the control number included on your WHITE proxy card, or in the instructions that accompanied your proxy materials. To participate in the virtual meeting, you must register in advance by 11:59 P.M., EDT on May 13, 2026. Please follow the instructions found on your WHITE proxy card, Notice and Access card or voter instruction form. After successfully registering, shareholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting. We recommend that shareholders carefully review in advance the procedures needed to gain admission virtually to the Annual Meeting. If you do not comply with the procedures outlined below, you will not be admitted to the Annual Meeting.
Registering to Attend the Annual Meeting—Shareholders of Record
If, as of the Record Date, your shares are registered in your own name, you may register to attend the Annual Meeting by going to http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com] no later than 11:59 P.M., EDT on May 13, 2026 and registering for the meeting exactly as your registration appears on your WHITE proxy card. You must provide a valid email address to register and to vote at the Annual Meeting.
Registering to Attend the Annual Meeting—Beneficial Shareholders
If, as of the Record Date, you are the beneficial owner of shares and you held your shares in “street name” with a broker, you will be required to obtain a “legal proxy” from your broker, indicating that you were a beneficial owner of shares as of the Record Date and the number of shares that you beneficially owned at that time. You may register to attend the Annual Meeting by going to http://web.viewproxy.com/EagleBankCorp/2026[web.viewproxy.com] no later than 11:59 P.M., EDT on May 13, 2026 and following the instructions on the website. After registering, you may be asked to provide proof of ownership and, if applicable, a legal proxy, before being approved for attendance at the meeting. You must provide a valid email address to register and to vote at the Annual Meeting.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on three proposals at the Annual Meeting:
1.Proposal 1: the election of eleven directors for a one year term until the 2027 Annual Meeting or until their successors are duly elected and qualified;
2.Proposal 2: the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
3.Proposal 3: the approval of a non-binding, advisory resolution approving our named executive officer compensation.
Despite the Board’s determination that the Purported Notice is invalid, you might receive solicitation materials from Diligence Capital, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by, or relating to, Diligence Capital, the Purported Nominees or the Purported Proposals contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Diligence Capital or any other statements that Diligence Capital or its representatives have made or may otherwise make. The Board does not endorse the Purported Nominees and strongly urges you to disregard any materials sent to you by, or on behalf of, Diligence Capital and NOT sign, return or vote any proxy card(s) or voting instruction form(s) that you may receive from, or on behalf of, Diligence Capital.
How does the Board recommend I vote?
The Board unanimously recommends that you vote:

•FOR the election of each of Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm for election as director (see Proposal 1 on page 16);

Eagle Bancorp, Inc.	66	2026 Proxy Statement

•FOR the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026 (see Proposal 2 on page 63); and

•FOR the approval of a non-binding resolution approving our named executive officer compensation (see Proposal 3 on page 64).
Who is entitled to vote at the Annual Meeting? How do I vote at the Annual Meeting?
Only shareholders of record of the common stock at the close of business on the Record Date, March 19, 2026, will be entitled to notice of and to vote at the Annual Meeting.
On the Record Date, the Company had 30,495,858 shares of common stock outstanding. The common stock is the only class of securities entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. No cumulative rights are authorized, and shareholders do not have dissenters’ rights of appraisal or similar rights with respect to any of the proposals to be presented at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your WHITE proxy card, either by Internet, telephone or mail, or to instruct your broker how to vote, in order to ensure the presence of a quorum.
Shareholder of Record: Shares Registered in Your Name
If, as of the Record Date, your shares are registered directly in your own name with Computershare Trust Company, N.A., our transfer agent, then you are a shareholder of record. You may vote in person at the virtual Annual Meeting, or vote by proxy, using any of the following three methods to submit your WHITE proxy card:
•by Internet: go to https://www.aalvote.com/EGBN and follow the instructions provided on the WHITE proxy card;
•by toll-free telephone: call 1 (866) 804-9616; or
•by mail: complete, sign, date and promptly return the enclosed WHITE proxy card in the postage-paid envelope provided.
A completed WHITE Proxy Card returned by mail must be received at the address stated on the WHITE proxy card before May 14, 2026. The Internet and telephone voting facilities will close at 11:59 P.M., EDT on May 13, 2026.
Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. All properly executed WHITE proxy cards received pursuant to this solicitation will be voted in accordance with the directions indicated thereon. If you sign the WHITE proxy card, but no direction is given thereon, then your shares will be voted:

•FOR the election of each of Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm for election as director;
•FOR Proposal 2; and
•FOR Proposal 3.
We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, we will transact any such other business as may properly come before the Annual Meeting. Your proxy is authorized to vote on your behalf, using his best judgment to the extent permitted by Rule 14a-4(c), on any other business that properly comes before the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker
If your shares are held in an account at a broker, rather than in your name, then you are a beneficial owner of “street name” shares, and these proxy materials are being forwarded to you by your broker. As such, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote on your behalf FOR the election of Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm and FOR Proposals 2 and 3. You should also complete, sign, date and promptly return the voting instruction form that your broker sends you (or, if applicable, vote by following the instructions supplied to you by your broker, including voting via the Internet or by telephone). Please do this for each account you maintain to ensure that all of your shares are voted.

Eagle Bancorp, Inc.	67	2026 Proxy Statement

If you want to vote your shares held in ‘street name” at the Annual Meeting, you will need to obtain a “legal proxy” from your broker authorizing you to vote your shares. A brokerage statement or the voting instruction form you received from your broker will not allow you to vote at the Annual Meeting. Please note that your broker may have a deadline for submitting voting instructions that is earlier than the voting deadline for record holders.
What is a "broker non-vote"?
A “broker non-vote” results when a broker who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules (the “Broker Rules”), does not have discretionary authority to vote on a matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Applicable regional and national exchange rules determine whether proposals are “routine” or “non‑routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.
To the extent that Diligence Capital provides proxy materials to a broker (in addition to the Company’s proxy materials), none of the matters to be considered at the Annual Meeting will be considered “routine” under the Broker Rules; therefore, if you do not provide voting instructions to your broker holding shares for you, then your broker will not have authority to vote your shares on Proposals 1, 2 and 3. Further, “broker non-votes,” if any, will not be counted for purposes of determining whether a quorum exists at the Annual Meeting. Therefore, if you are a beneficial owner, we encourage you to instruct your broker how to vote your shares using the voting instruction form provided by your broker so that your vote can be counted.
However, for brokers that receive proxy materials only from the Company, the broker will be entitled to vote shares held for a beneficial owner on “routine” matters, such as Proposal 2, without instructions from the beneficial owner of those shares. In that event, the broker is not entitled to vote the shares on “non-routine” items. Accordingly, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker, it may exercise discretion to vote your shares on Proposal 2, even in the absence of your instruction. If your shares are voted on Proposal 2, as directed by your broker, your shares will constitute “broker non-votes” on each of the “non-routine” proposals (i.e., Proposals 1 and 3). In the event your broker receives proxy materials only from the Company, the “broker non-votes,” if any, will be counted for purposes of determining whether a quorum exists at the Annual Meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. Participants using Wi-Fi, should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Please be sure to check in by 9:30 A.M., EDT on May 14, 2026, the day of the Annual Meeting, so that Alliance Advisors LLC ("Alliance") may address any technical difficulties before the Annual Meeting live audio webcast begins.
If you encounter any technical difficulties accessing the virtual meeting platform on the meeting day, please email VirtualMeeting@viewproxy.com or call 866-612-8937. Technical support will be available starting at 9:00 A.M., EDT on May 14, 2026.
What is the quorum requirement for the Annual Meeting?
A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Business may not be conducted at the Annual Meeting unless a quorum is present. Abstentions will be counted for purposes of determining whether a quorum exists at the Annual Meeting. For a discussion of whether or not “broker non-votes” will be counted for quorum purposes, see “What is a ‘broker non-vote’?” above.
What does it mean if I receive more than one set of materials?
Because Diligence Capital may send solicitation materials to shareholders, we may conduct multiple mailings before the Annual Meeting to ensure shareholders have our latest proxy information and materials to vote. We may send you a new WHITE proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. Also, many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. In these situations, you may receive multiple sets of proxy materials or Notice and Access cards. In order to vote all the shares you own, you must complete, sign and return all of the proxy cards or voting instruction forms or follow the instructions for any alternative voting procedure on each of the Notice and Access cards or voting forms you receive. ONLY THE LATEST DATED PROXY YOU SUBMIT WILL BE COUNTED. IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE PROXY CARDS.

Eagle Bancorp, Inc.	68	2026 Proxy Statement

Can I revoke my proxy after I submit it?
Yes. You may revoke your proxy or change your vote at any time before the polls close at the Annual Meeting. If you are a record holder of your shares, you may revoke your proxy in any one of the following ways:
•granting a later proxy with respect to the same shares;
•sending written notice to Jane E. Cornett, Corporate Secretary of the Company, 7500 Old Georgetown Road, Bethesda, Maryland 20814 at any time prior to the proxy being voted; or
•attending the Annual Meeting and voting virtually. Your attendance at the virtual meeting will not, in itself, revoke your proxy.
If your shares are held in the name of your broker, please see the voting form provided by your broker for additional information regarding the voting of your shares.
What votes are required to approve the election of directors and the other proposals?
•Proposal 1: the election of eleven directors for a one year term until the 2027 Annual Meeting or until their successors are duly elected and qualified.
A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Accordingly, the withholding of votes and “broker non-votes” will have no impact on the outcome of the vote on Proposal 1.
Additionally, under the Company’s director resignation policy for uncontested elections, if an incumbent director does not receive the required votes for election at the Annual Meeting, such incumbent director must tender his or her resignation to the Board. Under the Company’s director resignation policy, in an uncontested election, nominees who do not receive more votes cast for their election than votes withheld or cast against their election must submit their resignation after certification of the vote. Pursuant to our Articles of Incorporation, such resignation shall be effective upon the first to occur of: (i) acceptance by the Board of Directors or (ii) 120 days after the date of certification of the shareholder vote relating to the election. An “uncontested election” is defined as any election of directors in which the number of nominees is equal to or less than the number of directors to be elected. A “majority vote for election” is defined as more votes being cast for such nominee’s election than against such nominee’s election, counting votes against such nominee’s election or for which voting authority for such nominee’s election is expressly withheld, but not including unvoted shares or abstentions. No resignation shall be required to be submitted in the event a nominee does not receive a majority vote for election in an election which is not an uncontested election. The Board will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate. Within 120 days following the date of the certification of the election results, the Board will publicly disclose its decision and the rationale for such decision.
•Proposal 2: the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
A majority of the votes cast at a meeting is required to approve Proposal 2. Accordingly, an abstention or a “broker non-vote,” if any, with respect to Proposal 2 will have no effect on the outcome of Proposal 2.
•Proposal 3: the approval of a non-binding, advisory resolution approving our named executive officer compensation.
A majority of the votes cast at a meeting is required to approve Proposal 2. Accordingly, an abstention or a “broker non-vote,” if any, with respect to Proposal 3 will have no effect on the outcome of Proposal 3.

How are proxies being solicited?
The Board is soliciting your proxy. The Company will bear the entire cost of the Board’s solicitation of proxies, including the preparation, assembly and mailing of this proxy statement, the WHITE proxy card, the Notice of 2026 Annual Meeting and any additional information furnished to shareholders. Solicitation of proxies may be in person, by telephone, electronic mail or personal solicitation by the Company’s directors, officers or staff members. Such persons are listed in Annex A to this proxy statement. Other than the persons described in the proxy statement, no general class of employee of the Company will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services.

Eagle Bancorp, Inc.	69	2026 Proxy Statement

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the common stock in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners.
Additionally, we have engaged Alliance, a proxy solicitation firm, to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Alliance a base fee of $9,500, plus per-call fees and reimbursement of its out-of-pocket expenses for its services. Alliance expects that approximately twelve of its employees will assist in the solicitation.
The Company currently estimates that it will spend a total of approximately $400,000 for, in furtherance of, or in connection with the solicitation of proxies, including fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. As of the date hereof, the Company estimates that its total expenditures to date for, in furtherance of, or in connection with the solicitation of proxies is approximately $225,000.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Why aren’t all of the shareholders who are in my household getting their own copy of the proxy materials?
In some cases, only one set of the proxy materials is delivered to multiple shareholders sharing an address. However, this delivery method, called “householding,” is not used if we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the Annual Report to a shareholder at a shared address to which a single copy of the documents were delivered. To request a separate delivery of these materials now or in the future, you should submit a written request to: Jane E. Cornett, Corporate Secretary of the Company, at the Company’s executive offices, 7500 Old Georgetown Road, Bethesda, Maryland 20814, or by calling (301) 986-1800. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of shareholder mailings and who would prefer to receive a single copy of such materials may let us know by directing that request to us in the manner provided above.
Other Matters
The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying WHITE proxy card will vote such proxy in accordance with their best judgment to the extent permitted by Rule 14a-4(c).
Shareholder Proposals
Submission of Shareholder Proposals at the 2027 Annual Meeting
A shareholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the shareholders at, the 2027 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than [●] (120 days prior to the anniversary of the date this year’s proxy statement was released to shareholders in connection with the Annual Meeting) and meet all other requirements for inclusion in the proxy statement. Such shareholder proposals must also otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Eagle Bancorp, Inc.	70	2026 Proxy Statement

A shareholder who intends to present a proposal for business to be considered at the 2027 Annual Meeting but does not seek inclusion of that proposal in the Company’s proxy statement for such meeting must comply with Section 14 of Article II of the Bylaws, which requires, among other things, that the shareholder give written notice of the proposal to the Secretary of the Company, which must be delivered to or mailed and received at the Company’s principal executive offices no earlier than [●] (120 days prior to the anniversary of the date this year’s proxy statement was mailed to shareholders in connection with the Annual Meeting) and no later than [●] (90 days prior to the anniversary of the date this year’s proxy statement was mailed to shareholders in connection with the Annual Meeting), provided that in the event that the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the Annual Meeting, notice by the shareholders must be so delivered not earlier than the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2027 Annual Meeting is first made.
Director Nominations at the 2027 Annual Meeting
A shareholder who intends to nominate a person for election to the Board at the 2027 Annual Meeting must comply with Section 14 of Article II of the Bylaws, which requires, among other things, that the shareholder give written notice of the nomination to the Secretary of the Company, which must be delivered to or mailed and received at the Company’s principal executive offices no earlier than [●] (120 days prior to the anniversary of the date this year’s proxy statement was mailed to shareholders in connection with the Annual Meeting) and no later than [●] (90 days prior to the anniversary of the date this year’s proxy statement was mailed to shareholders in connection with the Annual Meeting), provided that in the event that the date of the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the Annual Meeting, notice by the shareholders must be so delivered not earlier than the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2027 Annual Meeting is first made.
In addition, a shareholder who intends to solicit proxies at the 2027 Annual Meeting in support of one or more director nominees other than the Company’s nominees must provide the Company with notice of such intention in accordance with Rule 14a-19 promulgated under the Exchange Act, unless the information required by the notice has been provided in a preliminary or definitive proxy statement previously filed by such shareholder. To be deemed timely, the notice must (i) be postmarked or transmitted electronically to the Company at its principal executive office no later than March 15, 2027 (60 calendar days prior to the anniversary of the Annual Meeting, or the next business day if the 60th calendar day falls on a Saturday, Sunday, or holiday), (ii) include the names of all nominees for whom such shareholder intends to solicit proxies, and (iii) include a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. If, however, the date of the 2027 Annual Meeting is advanced by more than 30 calendar days from the anniversary date of the Annual Meeting, then the deadline for submitting the notice will be the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

By Order of the Board of Directors Jane E. Cornett, Corporate Secretary
[●], 2026

Eagle Bancorp, Inc.	71	2026 Proxy Statement

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION DATED APRIL 2, 2026

EAGLE BANCORP, INC.

WHITE PROXY CARD

2026 Annual Meeting of Shareholders

May 14, 2026 at 10:00 A.M., EDT

The undersigned hereby makes, constitutes and appoints Paul Saltzman as lawful proxy, with the powers the undersigned would possess if personally present at the 2026 Annual Meeting of Shareholders (including any adjournment, postponement or rescheduling thereof, the "Annual Meeting") of Eagle Bancorp, Inc. (the "Company"), and with full power of substitution and revocation and hereby authorizes Mr. Saltzman to represent and to vote, as designated below, all shares of common stock, par value $0.01 per share, which the undersigned is entitled to vote at the Annual Meeting to be held on May 14, 2026, at 10:00 A.M., EDT. The Annual Meeting will be held virtually at http://web.viewproxy.com/EagleBankCorp/2026. In order to attend the meeting, you must register at http://web.viewproxy.com/EagleBankCorp/2026 by 11:59 P.M., EDT on May 13, 2026. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by logging in using the unique join link and password you received via email in your registration confirmation.

This proxy, when properly executed, will be voted for the purposes identified on this **WHITE** proxy card and with discretionary authority as to any other matters that may properly come before the Annual Meeting that are unknown to the Company a reasonable time before this solicitation to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Meeting.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. THE NAMED PROXY WILL ALSO EXERCISE HIS DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, SUBJECT TO APPLICABLE LAW. IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE COMPANY'S DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THE NAMED PROXY WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT AUTHORIZED BY RULE 14A-4(C).

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS WHITE PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Eagle Bancorp, Inc.	72	2026 Proxy Statement

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION DATED APRIL 2, 2026

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR each of the Company's director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Nominee		
01 - Matthew D. Brockwell	FOR ☐	WITHHOLD ☐
02 - Steven J. Freidkin	FOR ☐	WITHHOLD ☐
03 - Theresa G. LaPlaca	FOR ☐	WITHHOLD ☐
04 - A. Leslie Ludwig	FOR ☐	WITHHOLD ☐
05 - Louis P. "Pete" Mathews Jr.	FOR ☐	WITHHOLD ☐
06 - Trevor Montano	FOR ☐	WITHHOLD ☐
07 - Kristen J. Pederson	FOR ☐	WITHHOLD ☐
08 - Susan G. Riel	FOR ☐	WITHHOLD ☐
09 - James A. Soltesz	FOR ☐	WITHHOLD ☐
10 - Benjamin M. Soto	FOR ☐	WITHHOLD ☐
11 - Theodore A. Wilm	FOR ☐	WITHHOLD ☐

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Shares represented by all properly executed WHITE proxy cards will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR each of the Company's director nominees listed in Proposal 1 and FOR Proposals 2 and 3, and in his discretion on any other matters that may properly come before the Annual Meeting to the extent authorized by Rule 14a-4(c).

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan on attending the Annual Meeting ☐

IMPORTANT: Joint holders must each sign this proxy. Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Date: ______________________
(mm/dd/yyyy)

____
Signature

____
Signature (if held jointly)

☐ Change of Address (Please print address below)

____

____

CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a shareholder of the Company you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the **WHITE** proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the **WHITE** proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 P.M., EDT on May 13, 2026.

As a Registered Holder, you may vote your shares virtually at the Annual Meeting by first registering at http://web.viewproxy.com/EagleBankCorp/2026 using your Virtual Control Number below. Your registration must be received by 11:59 P.M., EDT on May 13, 2026. On the day of the meeting, you may log in to the meeting using the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled "Q&A About the Proxy Materials and Our Annual Meeting - When and where is the Annual Meeting being held? How do I attend the Annual Meeting virtually?".

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/EGBN

Have your **WHITE** proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your **WHITE** proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your **WHITE** proxy card, then detach it, and return it in the postage-paid envelope provided.

Eagle Bancorp, Inc.	73	2026 Proxy Statement

ANNEX A
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain executive officers and employees of the Company are “Participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such Participants.
Directors and Director Nominees
The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Company’s current directors and director nominees is c/o Eagle Bancorp, Inc., 7500 Old Georgetown Road, 15th Floor, Bethesda, Maryland 20814.

Name	Present Principal Occupation
Matthew D. Brockwell	(Retired) Senior Vice President and Chief Financial Officer, University of Oklahoma
Steven J. Freidkin	Founder and Chief Executive Officer, Ntiva, Inc.
Theresa G. LaPlaca	Founder and President, TLP Leadership Advisory Services LLC
A. Leslie Ludwig	Co-Founder, L&L Advisors
Louis P. “Pete” Mathews Jr.	(Retired) Senior Executive Vice President, M&T Bank
Trevor Montano	Founder and Managing Member, West Potomac Capital LLC
Kristen J. Pederson	(Retired) Partner, Ernst & Young LLP
Susan G. Riel	President and Chief Executive Officer, Eagle Bancorp, Inc. and EagleBank
James A. Soltesz	President and Chief Executive Officer, Soltesz, Inc.
Benjamin M. Soto	President and Chief Executive Officer, Premium Title & Escrow LLC
Theodore A. Wilm	(Retired) Partner, PricewaterhouseCoopers LLP
Executive Officers and Employees
Executive officers and employees of the Company who are Participants are Evelyn K. Lee, Eric R. Newell, Ryan A. Riel and Paul Saltzman, whose present principal occupations are set forth above in this proxy statement under the heading “Executive Officers Who Are Not Directors.” The business address for the Company’s current executive officers is c/o Eagle Bancorp, Inc., 7500 Old Georgetown Road, 15th Floor, Bethesda, Maryland 20814.
Information Regarding Ownership of the Company’s Securities by Participants
The number of the Company’s securities beneficially owned by the Participants as of March 19, 2026 is set forth in the section entitled “Voting Securities and Principal Shareholders” in this proxy statement, except for Ms. Lee. As of March 19, 2026, Ms. Lee beneficially owned, directly or indirectly, an aggregate of 27,630 shares of common stock.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of the Company’s securities during the past two years by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction Type
Matthew D. Brockwell	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	02/18/2025	Common Stock	9,542	Grant, Award or Other Acquisition

Steven J. Freidkin	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	02/18/2025	Common Stock	9,542	Grant, Award or Other Acquisition

Theresa G. LaPlaca	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	02/18/2025	Common Stock	9,542	Grant, Award or Other Acquisition

Eagle Bancorp, Inc.	74	2026 Proxy Statement

Name	Date	Title of Security	Number of Shares	Transaction Type
Evelyn K. Lee	03/16/2026	Common Stock	4,086	Grant, Award or Other Acquisition
	02/26/2026	Common Stock	(212)	Payment of Exercise Price or Tax Liability
	02/19/2026	Stock Option (Right to Buy)	8,513	Grant, Award or Other Acquisition
	02/19/2026	Common Stock	4,223	Grant, Award or Other Acquisition
	10/15/2025	Common Stock	(2,141)	Payment of Exercise Price or Tax Liability
	02/26/2025	Common Stock	1,191	Grant, Award or Other Acquisition
	02/26/2025	Stock Option (Right to Buy)	3,227	Grant, Award or Other Acquisition
	10/15/2024	Common Stock	20,483	Grant, Award or Other Acquisition

A. Leslie Ludwig	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	02/18/2025	Common Stock	9,542	Grant, Award or Other Acquisition
	01/10/2025	Common Stock	(3,000)	Other Acquisition or Disposition
	01/10/2025	Common Stock	3,000	Other Acquisition or Disposition
	11/27/2024	Common Stock	(2,000)	Other Acquisition or Disposition
	11/27/2024	Common Stock	2,000	Other Acquisition or Disposition
	06/13/2024	Common Stock	1,500	Open Market Purchase

Louis P. “Pete” Mathews Jr.	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	11/21/2025	Common Stock	1,500	Open Market Purchase
	11/19/2025	Common Stock	1,500	Open Market Purchase
	02/18/2025	Common Stock	7,157	Grant, Award or Other Acquisition

Eagle Bancorp, Inc.	75	2026 Proxy Statement

Name	Date	Title of Security	Number of Shares	Transaction Type
Trevor Montano	3/18/2026	Common Stock	4,000	Open Market Purchase
	3/2/2026	Common Stock	(1,000)	Open Market Sale
	2/24/2026	Common Stock	800	Open Market Purchase
	2/23/2026	Common Stock	3,000	Open Market Purchase
	1/7/2026	Common Stock	450	Open Market Purchase
	12/12/2025	Common Stock	(1,500)	Open Market Sale
	11/17/2025	Common Stock	(500)	Open Market Sale
	11/14/2025	Common Stock	(18,000)	Open Market Sale
	11/6/2025	Common Stock	2,300	Open Market Purchase
	11/4/2025	Common Stock	4,000	Open Market Purchase
	10/29/2025	Common Stock	2,000	Open Market Purchase
	10/23/2025	Common Stock	5,950	Open Market Purchase
	10/17/2025	Common Stock	2,000	Open Market Purchase
	10/16/2025	Common Stock	4,992	Open Market Purchase
	10/2/2025	Common Stock	1,000	Open Market Purchase
	9/30/2025	Common Stock	8	Open Market Purchase
	9/22/2025	Common Stock	500	Open Market Purchase
	8/7/2025	Common Stock	3,187	Open Market Purchase
	8/4/2025	Common Stock	1,000	Open Market Purchase
	8/1/2025	Common Stock	2,100	Open Market Purchase
	7/24/2025	Common Stock	22,713	Open Market Purchase
	6/17/2025	Common Stock	5,000	Open Market Purchase
	6/13/2025	Common Stock	1,000	Open Market Purchase

Eric R. Newell	03/16/2026	Common Stock	4,086	Grant, Award or Other Acquisition
	02/19/2026	Stock Option (Right to Buy)	10,580	Grant, Award or Other Acquisition
	02/19/2026	Common Stock	5,248	Grant, Award or Other Acquisition
	11/14/2025	Common Stock	3,050	Open Market Purchase
	03/07/2025	Common Stock	1,170	Open Market Purchase
	02/26/2025	Common Stock	6,576	Grant, Award or Other Acquisition
	02/26/2025	Stock Option (Right to Buy)	17,820	Grant, Award or Other Acquisition
	06/11/2024	Common Stock	987	Open Market Purchase
	05/29/2024	Common Stock	1,000	Open Market Purchase
	04/30/2024	Common Stock	1,000	Open Market Purchase
	04/29/2024	Common Stock	572	Open Market Purchase

Kristen J. Pederson	2/19/2026	Common Stock	4,536	Grant, Award or Other Acquisition

Eagle Bancorp, Inc.	76	2026 Proxy Statement

Name	Date	Title of Security	Number of Shares	Transaction Type
Susan G. Riel	02/26/2026	Common Stock	(3,206)	Payment of Exercise Price or Tax Liability
	02/19/2026	Stock Option (Right to Buy)	15,684	Grant, Award or Other Acquisition
	02/19/2026	Common Stock	7,780	Grant, Award or Other Acquisition
	02/13/2026	Common Stock	(5,862)	Payment of Exercise Price or Tax Liability
	02/12/2026	Common Stock	(3,821)	Payment of Exercise Price or Tax Liability
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift*
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift*
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift*
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift**
	12/26/2025	Common Stock	1,400	Bona Fide Gift**
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift**
	12/26/2025	Common Stock	1,400	Bona Fide Gift**
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift**
	12/26/2025	Common Stock	1,400	Bona Fide Gift**
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift**
	12/26/2025	Common Stock	1,400	Bona Fide Gift**
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift**
	12/26/2025	Common Stock	1,400	Bona Fide Gift**
	12/26/2025	Common Stock	(1,400)	Bona Fide Gift**
	12/26/2025	Common Stock	1,400	Bona Fide Gift**
	12/26/2025	Common Stock	(1,000)	Bona Fide Gift**
	12/26/2025	Common Stock	1,000	Bona Fide Gift**
	12/26/2025	Common Stock	(1,000)	Bona Fide Gift**
	12/26/2025	Common Stock	1,000	Bona Fide Gift**
	12/26/2025	Common Stock	(1,000)	Bona Fide Gift**
	12/26/2025	Common Stock	1,000	Bona Fide Gift**
	12/26/2025	Common Stock	(1,000)	Bona Fide Gift**
	12/26/2025	Common Stock	1,000	Bona Fide Gift**
	02/26/2025	Common Stock	21,089	Grant, Award or Other Acquisition
	02/26/2025	Stock Option (Right to Buy)	57,142	Grant, Award or Other Acquisition
	02/13/2025	Common Stock	(5,728)	Payment of Exercise Price or Tax Liability
	02/12/2025	Common Stock	(6,138)	Payment of Exercise Price or Tax Liability
	04/30/2024	Common Stock	5,260	Open Market Purchase

Eagle Bancorp, Inc.	77	2026 Proxy Statement

Name	Date	Title of Security	Number of Shares	Transaction Type
Ryan A. Riel	03/16/2026	Common Stock	4,086	Grant, Award or Other Acquisition
	02/26/2026	Common Stock	(832)	Payment of Exercise Price or Tax Liability
	02/19/2026	Stock Option (Right to Buy)	9,764	Grant, Award or Other Acquisition
	02/19/2026	Common Stock	4,843	Grant, Award or Other Acquisition
	02/13/2026	Common Stock	(980)	Payment of Exercise Price or Tax Liability
	02/12/2026	Common Stock	(1,610)	Payment of Exercise Price or Tax Liability
	12/26/2025	Common Stock	1,400	Bona Fide Gift
	02/26/2025	Common Stock	5,441	Grant, Award or Other Acquisition
	02/26/2025	Stock Option (Right to Buy)	14,743	Grant, Award or Other Acquisition
	02/13/2025	Common Stock	(634)	Payment of Exercise Price or Tax Liability
	02/12/2025	Common Stock	(1,066)	Payment of Exercise Price or Tax Liability

Paul Saltzman	03/16/2026	Common Stock	4,086	Grant, Award or Other Acquisition
	02/26/2026	Common Stock	(368)	Payment of Exercise Price or Tax Liability
	02/19/2026	Stock Option (Right to Buy)	6,646	Grant, Award or Other Acquisition
	02/19/2026	Common Stock	3,296	Grant, Award or Other Acquisition
	02/13/2026	Common Stock	(487)	Payment of Exercise Price or Tax Liability
	02/12/2026	Common Stock	(762)	Payment of Exercise Price or Tax Liability
	02/26/2025	Common Stock	3,684	Grant, Award or Other Acquisition
	02/26/2025	Stock Option (Right to Buy)	9,982	Grant, Award or Other Acquisition
	02/12/2025	Common Stock	(3,000)	Open Market Sale
	06/10/2024	Common Stock	1,000	Open Market Purchase
	04/30/2024	Common Stock	1,000	Open Market Purchase

James A. Soltesz	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	02/18/2025	Common Stock	9,542	Grant, Award or Other Acquisition

Benjamin M. Soto	02/19/2026	Common Stock	9,073	Grant, Award or Other Acquisition
	02/18/2025	Common Stock	9,542	Grant, Award or Other Acquisition

Theodore A. Wilm	2/19/2026	Common Stock	4,536	Grant, Award or Other Acquisition
* Represents a bona fide gift by Ms. Riel to her children. Ms. Riel does not retain any beneficial ownership or pecuniary interest over the shares of the common stock after effecting the transaction.
** Represents a bona fide gift by Ms. Riel to various trusts, the beneficiaries of which are her grandchildren. Ms. Riel, as co-trustee of each of the trusts, retains beneficial ownership over the shares of the common stock in the trusts.

Eagle Bancorp, Inc.	78	2026 Proxy Statement

Miscellaneous Information Concerning the Participants
Other than as set forth in this Annex A or elsewhere in the proxy statement and based on the information provided by each Participant, none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company or (ii) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of any parent or subsidiary of the Company. In addition, other than as set forth in this Annex A or elsewhere in the proxy statement and based on the information provided by each Participant, none of the Participants’ associates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares of common stock or other securities of the Company.
Other than as set forth in this Annex A or elsewhere in the proxy statement and based on the information provided by each Participant, (i) none of the Participants listed above is now, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies and (ii) no Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.
Other than as set forth in this Annex A or elsewhere in the proxy statement and based on the information provided by each Participant, none of the Participants or their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
Other than as set forth in this Annex A or elsewhere in the proxy statement and based on the information provided by each Participant, neither the Participants nor any of their associates or immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.
Other than as set forth in this Annex A or elsewhere in the proxy statement and based on the information provided by each Participant, no Participant (i) is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Eagle Bancorp, Inc.	79	2026 Proxy Statement